New Issue Marketing Materials

$ [603,083,000]

J.P. Morgan Alternative Loan Trust, 2006-A5 Pool 1 Certificates

Issuing Entity

J.P. Morgan Acceptance Corporation I

Depositor

U.S. Bank National Association

Master Servicer

J.P. Morgan Acquisition Corp.

Sponsor and Seller

J.P. Morgan Securities Inc.

Underwriter

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 212-834-2499 (collect call) or by emailing Thomas Panagis at thomas.m.panagis@jpmorgan.com.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities. This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the securities referenced in this communication in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the securities laws of any such state or other jurisdiction.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.

The information contained in this communication is subject to change, completion or amendment from time to time. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities.

The attached information may contain certain tables and other statistical analyses (the "Computational Materials") that have been prepared in reliance upon information furnished by the issuer, the preparation of which used numerous assumptions which may or may not be reflected herein. As such, no assurance can be given as to the appropriateness of the Computational Materials for any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. Neither JPMorgan nor any of its affiliates makes any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities.

THIS INFORMATION IS FURNISHED TO YOU SOLELY BY JPMORGAN AND NOT BY THE ISSUER OR ANY OF ITS AFFILIATES (OTHER THAN JPMORGAN). JPMORGAN IS ACTING AS UNDERWRITER AND NOT ACTING AS AGENT FOR THE ISSUER IN CONNECTION WITH THE OFFERING TO WHICH THIS COMMUNICATION RELATES.

Copyright 2005 JPMorgan Chase & Co. All rights reserved. J.P. Morgan Securities Inc. (JPMSI), member NYSE and SIPC. JPMorgan is the marketing name used by the specific legal entity or entities named in the attached materials. Clients should contact analysts and execute transactions through a JPMorgan Chase & Co. subsidiary or affiliate in their home jurisdiction unless governing law permits otherwise.

Contact List

JPMorgan MBS			Rating Agency Contacts
Origination:	Matthew Wong	212-834-5709	Standard & Poor’s	Peter McGinnis	212-438-7329
	Carla Schriver	212-834-5257

			Moody’s	Jason (Shuisheng) Shi	212-553-1709
Trading / Structuring	Greg Boester	212-834-2499
	Eric Norquist	212-834-2499

Please Direct All Questions to Matthew Wong matthew.e.wong@jpmorgan.com 212-834-5709 Carla Schriver carla.j.schriver@jpmorgan.com 212-834-5257

Pool 1 Bond Summary

$[603,083,000]

(Approximate, Subject to +/- 5% Variance)

J.P. Morgan Alternative Loan Trust

Mortgage Pass-Through Certificates, Series 2006-A5

Class(1)	Approximate Size ($)	Initial Coupon(2)	Est.WAL (yrs.) To Call(3)	Pmt. Window (Mths.) To Call	Approx. Initial C/E (%) (4)	Approx. Targeted C/E (%)(4)(5)	Expected Ratings Moody’s/S&P(4)
1-A-1	$223,000,000	1M LIBOR + [ ]	2.42	10/06 - 03/13	[15.63]	[12.50]	Aaa / AAA
1-A-2	$170,800,000	1M LIBOR + [ ]	1.00	10/06 - 12/08	[15.63]	[12.50]	Aaa / AAA
1-A-3	$54,631,000	1M LIBOR + [ ]	3.00	12/08 - 09/10	[15.63]	[12.50]	Aaa / AAA
1-A-4	$65,559,000	1M LIBOR + [ ]	5.64	09/10 - 03/13	[15.63]	[12.50]	Aaa / AAA
1-A-5	$57,111,000	1M LIBOR + [ ]	2.42	10/06 - 03/13	[6.25]	[12.50]	Aaa/ AAA
1-M-1	$15,229,000	1M LIBOR + [ ]	4.43	11/09 - 03/13	[3.75]	[7.50]	Aa2 / AA
1-M-2	$9,138,000	1M LIBOR + [ ]	4.41	10/09 - 03/13	[2.25]	[4.50]	A2 / A
1-B-1	$4,569,000	1M LIBOR + [ ]	4.19	10/09 - 11/12	[1.50]	[3.00]	Baa2 / BBB
1-B-2	$3,046,000	1M LIBOR + [ ]	3.82	10/09 - 10/11	[1.00]	[2.00]	Baa3 / BBB-
Non-Offered Certificates
CE	$6,091,441.03	N/A	N/A	N/A	N/A	N/A	N/A

(1)

The classes listed hereby and described in this preliminary term sheet are the classes of certificates of J.P. Morgan Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-A5  that relate to a pool of mortgage loans that will be designated as “Pool 1.” No other classes of certificates related to the J.P. Morgan Alternative Loan Trust, Mortgage Pass-Through Certificates, Series 2006-A5 are described in this preliminary term sheet.

(2)

The floating rate margin on the Pool 1 Senior Certificates will double after the optional clean-up call date, if the call is not exercised.  The margin on the Pool 1 Mezzanine and Pool 1 Subordinate Certificates will increase by 1.5 after the optional clean-up call if the cal is not exercised.

(3)

Weighted average life calculated at the pricing speed and to the date on which and the optional clean-up call is first eligible to be exercised, each as set forth in Summary of Terms below.

(4)

Ratings and credit enhancement levels subject to change upon final confirmation from Moody’s and S&P. Credit enhancement levels include the initlal overcollateralization amount and targeted overcollateralization amount respectively.  The Senior Certificates, other than the Class 1-A-5 Certificates, benefit from additional credit support from the Class 1-A-5 Certificates.

(5)

Targeted credit enhancement level on any Distribution Date after the Step-Down Date on which a Trigger Event is not in effect.

Please see “Summary of Terms” herein for definitions of all capitalized terms used herein but not otherwise defined.

Structure

Overview

Pool 1 Senior Certificates

·

Interest will accrue on the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, and Class 1-A-5 Certificates (the “Pool 1 Senior Certificates”) at a rate, not to exceed 11.50%, of One-Month LIBOR plus a predetermined margin, subject to a cap equal to the Pool 1 Net WAC Cap (as defined herein), on an Actual/360 basis with 0 days delay.

·

The Pool 1 Senior Certificates will be entitled to all principal payments on each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, until these certificates have been paid in full.

·

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Pool 1 Senior Certificates will be entitled to receive principal based on their collective target credit enhancement level.

·

Realized losses allocable to the Pool 1 Senior Certificates, other than the Class 1-A-5 Certificates (the “Super Senior Certificates”) will be allocated to the Class 1-A-5 Certificates (the “Senior Support Certificates”) until the class principal amount of the Senior Support Certificates has been reduced to zero.

Mezzanine and Subordinate Certificates

·

The Class 1-M-1 and Class 1-M-2 Certificates (the “Pool 1 Mezzanine Certificates”) will have a higher priority than the Class 1-B-1 and Class 1-B-2 Certificates (the “Pool 1 Subordinate Certificates”).  Among the Pool 1 Mezzanine Certificates, the Class 1-M-2 Certificates will be subordinate to the Class 1-M-1 Certificates. Among the Pool 1 Subordinate Certificates, the Class 1-B-2 Certificates will be subordinate to the Class 1-B-1 Certificates.

·

Interest will accrue on the Pool 1 Mezzanine and Pool 1 Subordinate Certificates at a rate of One-Month LIBOR plus a predetermined margin, not to exceed 11.50%, subject to a cap equal to the Pool 1 Net WAC Rate, on an Actual/360 basis with 0 days delay.

·

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 1 Mezzanine and Pool 1 Subordinate Certificates will receive principal only in the event that the Pool 1 Senior Certificates have been paid in full on or prior to such date.

·

For any Distribution Date on or after the Step-Down Date on which a Trigger Event is not in effect, the Pool 1 Mezzanine and Pool 1 Subordinate Certificates will receive principal sequentially to their target credit enhancement level on the basis of their class distribution amount as calculated for the related Distribution Date.

 Subordination of Class M and B Certificates

Priority of Payment

The initial enhancement percentages take into account the initial overcollateralization (“O/C”) amount of approximately [1.00]% of the Cut-off Date balance of the pool 1 mortgage loans.

On or after the Step-Down Date (provided a Trigger Event is not in effect) the O/C amount will step-down to approximately [2.00]% of the then current balance of the pool 1 mortgage loans, subject to an O/C floor of [0.50]% of the Cut-off Date balance of the pool 1 mortgage loans.

Pool 1 Senior Certificates(1) [15.63]% C/E Super Senior [6.25]% C/E Senior Support

Loss Allocation

Any realized losses on the mortgage loans will be allocated on any Distribution Date, first, to any excess interest that may be payable on the Class CE Certificates, second to the Overcollateralized Amount, third, to Net Swap Payments received under the Interest Rate Swap Agreement,  fourth to the Pool 1 Subordinate, and the Pool 1 Mezzanine, in reverse order of priority of distribution and fifth to the Class 1-A-5 Certificates.

Class 1-M-1 [3.75]% C/E
Class 1-M-2 [2.25]% C/E
Class 1-B-1 [1.50]% C/E
Class 1-B-2 [1.00]% C/E

Overcollateralization

Initial O/C Amount: Approximately [1.00]% of the Cut-off Date balance of the pool 1 mortgage loans.

Target O/C Amount: (a) On or after the Step-Down Date, provided a Trigger Event is not in effect, approximately [2.00]% of the then current pool 1 mortgage loan balance, subject to a floor of [0.50]% of the pool 1 mortgage loan balance as of the Cut-off Date.

Excess Spread Any excess spread will cover interest shortfalls and cumulative losses before being distributed to the holders of the Class CE Certificates.

(1) Pool 1 Senior Certificates share preferential right to receive interest over the Pool 1 Mezzanine and Pool 1 Subordinate Certificates

Trigger Event

A Trigger Event is in effect with respect to any Distribution Date on or after the Step-Down Date if either (i) the percentage obtained by dividing (x) the principal balance of the pool 1 mortgage loans that are 60 days or more delinquent or REO or in bankruptcy or in foreclosure as of the last day of the prior calendar month by (y) the principal balance of the related mortgage loans as of the last day of the prior calendar month, is greater than [ 47.62 ] (subject to rating agency approval)% of the pool 1 senior enhancement percentage for the related Distribution Date or if (ii) the cumulative realized losses on the pool 1 mortgage loans exceeds the percentage set forth in the following table:

Range of Distribution Dates (subject to rating agency approval)	Percentage (subject to rating agency approval)
October 2009 – September 2010	[ 0.60 ]%*
October 2010 – September 2011	[ 1.05 ]%*
October 2011 – September 2012	[ 1.45 ]%*
October 2012 and thereafter	[ 1.75 ]%

*

The percentages indicated are the percentages applicable for the first Distribution Date in the corresponding range of Distribution Dates. The percentage for each succeeding Distribution Date in the range increases incrementally by 1/12th of the positive difference between the percentage applicable to the first Distribution Date in that range and the first Distribution Date in the succeeding range.

Priority of Distributions

Distributions of Interest

On each Distribution Date, the Pool 1 Interest Remittance Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To cover any Net Swap Payments and any Swap Termination Payments (unless the Swap Provider is the defaulting party under the Swap Agreement) owed to the Swap Provider;

2.

To the Pool 1 Senior Certificates, the related Interest Distribution Amount;

3.

To the Pool 1 Senior Certificates, the related unpaid Interest Shortfall, if any;

4.

To the Class 1-M-1 Certificates, the Interest Distribution Amount allocable to such certificates;

5.

To the Class 1-M-2 Certificates, the Interest Distribution Amount allocable to such certificates;

6.

To the Class 1-B-1 Certificates, the Interest Distribution Amount allocable to such certificates;

7.

To the Class 1-B-2 Certificates, the Interest Distribution Amount allocable to such certificates;

Any Pool 1 Interest Remittance Amounts remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow for such Distribution Date in accordance with the priorities set forth below.  On any Distribution Date, any Net Interest Shortfalls for Pool 1 will first reduce Net Monthly Excess Cashflow and then will be allocated among the Pool 1 Senior Certificates, the Pool 1 Mezzanine Certificates and the Pool 1 Subordinate Certificates in reduction of the respective Interest Distribution Amounts on a pro rata basis based on the respective Interest Distribution Amounts for such Distribution Date without giving effect to Net Interest Shortfalls.

Distributions of Principal

On each Distribution Date prior to the Step-Down Date or on which a Trigger Event is in effect, the Pool 1 Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To cover any Net Swap Payments and any Swap Termination Payments (unless the Swap Provider is the defaulting party under the Swap Agreement) owed to the Swap Provider, not previously paid with Interest Distributions.

2.

To the Pool 1 Senior Certificates, concurrently:

a.

approximately [89.9998424097]%, concurrently:

i)

approximately [43.3860580945]% to the Class 1-A-1 Certificates, until the Class Principal Amount thereof has been reduced to zero;

ii)

approximately [56.6139419055]%, sequentially, to the Class 1-A-2, Class 1-A-3, and Class 1-A-4 Certificates, in that order, until the Class Principal Amount thereof has been reduced to zero;

b.

approximately [10.0001575903]%, to the Class 1-A-5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

3.

To the Class 1-M-1 Certificates, until the class principal amount thereof has been reduced to zero;

4.

To the Class 1-M-2 Certificates, until the class principal amount thereof has been reduced to zero;

5.

To the Class 1-B-1 Certificates, until the class principal amount thereof has been reduced to zero; and

6.

To the Class 1-B-2 Certificates, until the class principal amount thereof has been reduced to zero.

Any Pool 1 Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

On each Distribution Date, on or after the Step-Down Date and on which a Trigger Event is not in effect, the Pool 1 Principal Distribution Amount for such Distribution Date will be distributed in the order of priority described below:

1.

To cover any Net Swap Payments and any Swap Termination Payments (unless the Swap Provider is the defaulting party under the Swap Agreement) owed to the Swap Provider, not previously paid with Interest Distributions.

2.

To the Pool 1 Senior Certificates, the Pool 1 Senior Principal Distribution Amount, concurrently:

a.

approximately [89.9998424097]%, concurrently:

i)

approximately [43.3860580945]% to the Class 1-A-1 Certificates, until the Class Principal Amount of each such class has been reduced to zero;

ii)

approximately [56.6139419055]% sequentially, to the Class 1-A-2, Class 1-A-3, and Class 1-A-4 Certificates, in that order, until the Class Principal Amount of each such class has been reduced to zero;

b.

approximately [10.0001575903]%, to the Class 1-A-5 Certificates, until the Class Principal Amount thereof has been reduced to zero;

3.

To the Class 1-M-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

4.

To the Class 1-M-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero;

5.

To the Class 1-B-1 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero; and

6.

To the Class 1-B-2 Certificates, the related Subordinate Class Principal Distribution Amount for such Distribution Date, until the Class Principal Amount thereof has been reduced to zero.

Any Pool 1 Principal Distribution Amount remaining undistributed following these distributions will be distributed as Net Monthly Excess Cashflow in accordance with the priority set forth below.

Overcollateralization Provisions

On each Distribution Date, the Net Monthly Excess Cashflow, if any, will be applied on such Distribution Date as an accelerated payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the extent necessary to maintain the Overcollateralization Amount at the Overcollateralization Target Amount.

With respect to any Distribution Date, any Net Monthly Excess Cashflow will be paid as follows:

1.

To the Swap Provider, any Swap Termination Payments owed to the Swap Provider;

2.

To the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Pool 1 Principal Distribution Amount in accordance with the priorities described above;

3.

To the Pool Class 1-A-5 Certificates, in an amount equal to the Unpaid Realized Loss Amount allocable to each such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

4.

To the Class 1-M-1 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

5.

To the Class 1-M-1 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

6.

To the Class 1-M-2 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

7.

To the Class 1-M-2 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

8.

To the Class 1-B-1 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

9.

To the Class 1-B-1 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

10.

To the Class 1-B-2 Certificates, the unpaid Interest Shortfall allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

11.

To the Class 1-B-2 Certificates, the Unpaid Realized Loss Amount allocable to such class (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

12.

concurrently, to the holders of the Pool 1 Senior Certificates, pro rata based on related unreimbured Net interest Sshortfalls, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any;

13.

To the Class 1-M-1 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

14.

To the Class 1-M-2 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

15.

To the Class 1-B-1 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

16.

To the Class 1-B-2 Certificates, such class’ previously allocated and unreimbursed share of Net Interest Shortfalls, if any (after giving effect to amounts paid under the Swap Agreement for such Distribution Date);

17.

To the Pool 1 Senior Certificates first, pro rata based on the related Net WAC Cap Carryover Amounts outstanding, any Net WAC Cap Carryover Amounts for such Distribution Date and second to the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, in the order of seniority any Net WAC Cap Carryover Amounts for such Distribution Date (in each case after giving effect to amounts paid under the Swap agreement for such Distribution Date;

18.

To the Securities Administrator, the Custodian or the Trustee in respect of any unreimbursed expenses and indemnifications owing thereto;  and

19.

To the Class CE Certificates.

Interest Rate Swap Agreement

Under the swap agreement, on the Closing Date, the Securities Administrator on behalf of the supplemental interest trust will enter into a Swap Agreement with an initial notional amount of approximately [$609,174,441].  Under the Swap Agreement, prior to each Distribution Date, the supplemental interest trust will be obligated to pay an amount equal to the product of a) the related Notional Amount as set forth in the Swap Schedule b) approximately [5.179%], and c) a fraction, the numerator of which is 30 (or 26, in the case of the first Distribution Date) and the denominator of which is 360. The supplemental interest trust will be entitled to receive an amount equal to the product of a) the related Notional Amount as set forth in the Swap Schedule, b) one-month LIBOR, and c) a fraction, the numerator of which is the actual number of days in the related accrual period, and the denominator of which is 360. Only the net amount of the two obligations (the “Net Swap Payment”) will be paid by the appropriate party.

Generally, the Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Securities Administrator pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally, prior to distributions to Certificateholders.

On each Distribution Date, Net Swap Payments made by the Swap Provider to the supplemental interest trust to the Swap Account will be made as follows:

i.

to the Pool 1 Principal Remittance Amount, in an amount equal to the Realized Losses on the Pool 1 Mortgage Loans during the related Due Period;

ii.

up to a total amount necessary to maintain the applicable Overcollateraztion Target Amount, first to the Pool 1Senior Certificates, in accordance with the principal payment provisions described above in “Distributions of Principal”, and second, to the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, sequentially, in accordance with the principal payment provisions described above in “Distributions of Principal” in an amount necessary to maintain the applicable Overcollateralization Target Amount.

iii.

to the Pool 1 Senior Certificates, pro rata, any related unpaid interest shortfalls and accrued interest thereon;

iv.

to the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, in order of priority, any related unpaid interest shortfalls and accrued interest thereon;

v.

To the Senior Certificates, pro rata, any related unpaid Net Interest Shortfalls;

vi.

To the Pool 1 Mezzanine and Pool 1 Subordinate Certificates, in order of priority, any related unpaid Net Interest Shortfalls.

vii.

To the Pool 1 Senior Certificates, pro rata, based on related Net WAC Cap Carryover Amounts outstanding any related unpaid Net WAC Cap Carryover Amounts;

viii.

To the Pool 1Mezzanine and Pool 1 Subordinate Certificates, in order of priority, any remaining unpaid Net WAC Cap Carryover Amounts;

ix.

From the Swap Account sequentially to the Class 1-A-5, Pool 1 Mezzanine and Pool 1 Subordinate Certificates, any Unpaid Realized Loss Amounts.

Amounts paid pursuant to (i), (ii), and (ix) may exceed cumulative Realized Losses incurred on the Pool 1 Mortgage Loans since the Cut-off Date.

Deal Summary

Issuing Entity	J.P. Morgan Alternative Loan Trust, 2006-A5
Pool 1 Offered Certificates

Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-M-1, Class 1-M-2, Class 1-B-1, and Class 1-B-2 Certificates are the “Pool 1 Offered Certificates”.  In addition to the Offered Certificates, the trust fund will issue a class of private classes of certificates, the Class CE Certificates.

Pool 1 Senior Certificates or Pool 1 Class A Certificates:	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, and Class 1-A-5.
Pool 1 Mezzanine Certificates :	Class 1-M-1, Class 1-M-2.
Pool 1 Subordinate Certificates :	Class 1-B-1 and Class 1-B-2.
LIBOR Certificates:	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-M-1, Class 1-M-2, Class 1-B-1, and Class 1-B-2.

Lead Underwriter	J.P. Morgan Securities, Inc.
Seller	J.P. Morgan Mortgage Acquisition Corp.
Depositor	J.P. Morgan Acceptance Corporation I
Trustee	HSBC Bank USA
Master Servicer	U.S. Bank National Association (the “Master Servicer”)
Servicers	JPMorgan Chase Bank, National Association, Greenpoint, PHH, and certain other servicers will act as a servicer of a portion of the mortgage loans.
Custodian	JPMorgan Chase Bank, N.A.
Swap Provider	JPMorgan Chase Bank, National Association
Cut-off Date	September 1, 2006.
Settlement Date	On or around September 29, 2006.
Optional Clean-Up Call

The Clean-Up Call option may be exercised on the first Distribution Date on which the current balance of the mortgage loans reaches 10% of its Cut-off Date balance and on each Distribution Date thereafter.

Pricing Prepayment Speed	30% Constant Prepayment Speed (“CPR”).

Summary of Terms

Administrative Fees

For any Distribution Date and pool is the sum of the servicing fee, master servicing fee, any applicable lender paid mortgage insurance fees, or any other administrative fees related to the mortgage loans in such pool.

Current Principal Balance	For any Distribution Date and Mortgage Loan, the stated principal balance of such Mortgage Loan as of the last day of the related Due Period.
Distribution Date	25th day of each month (or the next business day if the 25th is not a business day), commencing in October 2006.
Due Period

With respect to a Mortgage Loan and any Distribution Date, the period beginning on the second day of the calendar month preceding the month in which such Distribution Date occurs and ending on the first day of the calendar month in which such Distribution Date occurs.

Interest Distribution Amount

With respect to each class of Pool 1 Offered Certificates entitled to interest and any Distribution Date, the amount of interest accrued during the related accrual period at the related certificate interest rate on the related class principal amount for such Distribution Date as reduced by such class’ share of Net Interest Shortfalls.

Interest Shortfall

With respect to any class of Pool 1 Offered Certificates entitled to interest and any Distribution Date, the amount by which (i) the Interest Distribution Amount for such class on all prior Distribution Dates exceeds (ii) amounts distributed in respect thereof to such class on prior Distribution Dates.

Net Interest Shortfalls	With respect to any Distribution Date and Pool 1, an amount equal to the sum of a) any Net Prepayment Interest Shortfalls for Pool 1 for such Distribution Date, and b) Relief Act Reductions.
Net Monthly Excess Cashflow

For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the available distribution amount for Pool 1 for such Distribution Date over (y) the sum for such Distribution Date of (A) the Interest Distribution Amounts for the Pool 1 Certificates, (B) the Interest Shortfall for the Pool 1 Senior Certificates, (C) Net Swap Payment made by the Supplemental Interest Trust and any Swap Termination Payments (unless the Swap Provider is the defaulting party) and (D) the Pool 1 Principal Remittance Amount.

Net Prepayment Interest Shortfall

With respect to Pool 1 and any Distribution Date, the amount by which a prepayment interest shortfall for the related prepayment period exceeds the amount that the Master Servicer is obligated to remit pursuant to the Pooling and Servicing Agreement and/or each Servicer is obligated to remit pursuant to the applicable Purchase and Servicing Agreement, to cover such shortfall for such due period.

Net WAC Cap Carryover Amount

If on any Distribution Date the interest rate on any class of Certificates equals the Pool 1 Net WAC Cap, the sum of x) the amount of interest that would have been distributed to such class if the interest rate on the such class had not been limited by the Pool 1 Net WAC Cap, and y) the aggregate of such shortfalls from previous Distribution Dates together with accrued interest at the lesser of (a) LIBOR plus the applicable margin and (b) 11.50%.

Overcollateralization Amount

For any Distribution Date, the amount, if any, by which (x) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans exceeds (y) the sum of the aggregate class principal amount of the Pool 1 Certificates (other than the Class CE Certificates) as of such Distribution Date (assuming that 100% of the Pool 1 Principal Remittance Amount is applied as a principal payment on such Distribution Date). Initially, the Overcollateralization Amount will be approximately [1.00]% of the aggregate stated principal balance of the Pool 1Mortgage Loans as of the Cut-off Date.

Overcollateralization Deficiency Amount

With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralization Amount on such Distribution Date (after giving effect to distributions in respect of the Pool 1 Principal Remittance Amount on such Distribution Date).

Overcollateralization Floor	With respect to any Distribution Date, an amount equal to the product of (i) 0.50% and (ii) the aggregate stated principal balance of the Pool 1 Mortgage Loans as of the Cut-off Date.
Overcollateralization Increase Amount	For any Distribution Date is the lesser of (x) the Net Monthly Excess Cashflow for such Distribution Date and (y) the Overcollateralization Deficiency Amount for such Distribution Date.
Overcollateralization Release Amount

With respect to any Distribution Date, the lesser of (x) the Pool 1 Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Distribution Date over (2) the Overcollateralization Target Amount for such Distribution Date.

Overcollateralization Target Amount

With respect to any Distribution Date (1) prior to the Step-Down Date, approximately [1.00]% of the aggregate stated principal balance of the Pool 1 Mortgage Loans as of the Cut-off Date, or (2) on or after the Step-Down Date, (A) if a Trigger Event is not in effect, the greater of (x) [2.00]% of the aggregate Current Principal Balance of the Pool 1 Mortgage Loans and (y) the Overcollateralization Floor, and (B) if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Pool 1 Basic Principal Distribution Amount

With respect to any Distribution Date, the excess of (i) the Pool 1 Principal Remittance Amount for such Distribution Date over (ii) the Overcollateralization Release Amount, if any, for such Distribution Date.

Pool 1 Interest Remittance Amount

With respect to any Distribution Date, that portion of the available distribution amount for such Distribution Date attributable to interest received or advanced with respect to the Pool 1 Mortgage Loans and compensating interest paid by the Servicer or Master Servicer with respect to the Pool 1 Mortgage Loans.

Pool 1 Mezzanine Certificates	Class 1-M-1 and Class 1-M-2.
Pool 1 Net WAC Cap

For any Distribution Date will be a per annum rate equal to 12 times the quotient of (x) the total scheduled interest on the Pool 1 Mortgage Loans for the related accrual period, net of the sum of (i) Administrative Fees for Pool 1 and (ii) any Net Swap Payment or Swap Termination Payment (unless the Swap Provider is the defaulting party) made to the Swap Provider for such Distribution Date, and (y) the aggregate principal balance of the Pool 1 mortgage loans as of the first day of the applicable collection period, expressed on the basis of an assumed 360-day year and the actual number of days elapsed during the related accrual period.  The Pool 1 Net WAC Cap shall not exceed the net mortgage rate of the Pool 1 Mortgage Loans.

Pool 1 Mortgage Loan	The conventional, adjustable rate mortgage loans secured by first liens on the Mortgaged Properties included in Pool 1 of the Issuing Entity as of the Closing Date.
Pool 1 Principal Distribution Amount

With respect to any Distribution Date, the sum of (i) the Pool 1Basic Principal Distribution Amount  for such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.

Pool 1 Principal Remittance Amount

With respect to any Distribution Date, the portion of the available distribution amount equal to the sum of (i) all scheduled payments of principal collected or advanced on the Pool 1 Mortgage Loans by the Servicer or Master Servicer that were due during the related Due Period, (ii) the principal portion of each full and partial principal prepayment made by a borrower on a Pool 1 Mortgage Loan during the related Prepayment Period; (iii) each other unscheduled collection, including insurance proceeds and net liquidation proceeds representing or allocable to recoveries of principal of the Pool 1 Mortgage Loans received during the related prepayment period, including any subsequent recoveries on the Pool 1 Mortgage Loans, and (iv) the principal portion of the purchase price of each Pool 1 Mortgage Loan purchased due to a defect in documentation or a material breach of a representation and warranty with respect to such mortgage loan, (v) in connection with any optional purchase of the Pool 1 Mortgage Loans, the principal portion of the purchase price, up to the principal portion of the par value and (vi) amounts paid under the Swap Agreement to cover the Unpaid Realized Loss Amounts on the Pool 1 Mortgage Loans during the related Due Period.

Pool 1 Senior Certificates	Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, and Class 1-A-5.
Pool 1 Senior Enhancement Percentage

For any Distribution Date is the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Amount of the Pool 1 Mezzanine and Pool 1 Subordinate Certificates (after giving effect to the distribution of the Pool 1 Principal Distribution Amount on such Distribution Date) and (ii) the Overcollateralized Amount (after giving effect to the distribution of the Principal Distribution Amount on such Distribution Date) by (y) the aggregate Stated Principal Balance of the Pool 1 Mortgage Loans as of the last day of the related Due Period.

Pool 1 Senior Principal Distribution Amount

For any applicable Distribution Date, an amount equal to the excess of (x) the aggregate class principal amount of the Pool 1 Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (1) approximately [87.50]% and (2) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans and (B) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans minus the Overcollateralization Floor.

Pool 1 Subordinate Certificates	Class 1-B-1 and Class 1-B-2.
Realized Loss

With respect to a liquidated mortgage loan, the amount by which the remaining unpaid principal balance of such mortgage loan plus all accrued and unpaid interest thereon and any related expenses exceeds the amount of liquidation proceeds applied to the principal balance of that mortgage loan. With respect to a mortgage loan subject to a deficient valuation, the excess of the principal balance of such mortgage loan over the principal amount as reduced in connection with the proceedings resulting in a deficient valuation. With respect to a mortgage loan subject to a debt service reduction, the present value of all monthly debt service reductions, discounted monthly at the applicable mortgage rate.

Relief Act Reductions

The amount of interest that would otherwise have been received with respect to any Mortgage Loan which was subject to a reduction in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or any similar state law.

Step-Down Date

The earlier to occur of (1) the Distribution Date on which the aggregate class principal amount of the Pool 1 Senior Certificates has been reduced to zero and (2) the later to occur of (x) the Distribution Date occurring October 2009 and (y) the first Distribution Date on which the Pool 1 Senior Enhancement Percentage is greater than or equal to approximately [12.50]% (as calculated prior to the distribution of Pool 1 Principal Distribution Amount  on the Pool 1 Mezzanine and Pool 1 Subordinate Certificates ).

Structuring Assumptions

The following assumptions, unless otherwise specified: (i) scheduled payments on all Pool 1 Mortgage Loans are received on the first day of each month beginning October 1, 2006, (ii) any principal prepayments on the Pool 1 Mortgage Loans are received on the last day of each month beginning in September 2006 and include 30 days of interest thereon, (iii) there are no defaults or delinquencies on the Pool 1 Mortgage Loans, (iv) optional termination of the Trust Fund does not occur, (v) prepayments are computed after giving effect to scheduled payments received on the following day, (vi) the Pool 1 Mortgage Loans prepay at the indicated constant percentages of CPR, (vii) the date of issuance for the Certificates is September [29], 2006, (viii) cash distributions are received by the Certificateholders on the 25th day of each month beginning in October 2006, (ix) there are no Net Interest Shortfalls on any Distribution Date, (x) 1-Month-LIBOR is constant at [5.330]%, (xi) 6-Month LIBOR is constant at [5.420]%, (xii) 1-Year LIBOR is held constant at [5.400]% and (xiii) 1-Year-CMT is held constant is [4.998]%.

Subordinate Class Principal Distribution Amount

With respect to any class of Pool 1 Subordinate Certificates  or Pool 1 Mezzanine Certificates  and Distribution Date, an amount equal to the excess of (x) the sum of (1) the class principal amount of such class of Certificates immediately prior to such Distribution Date and (2) the aggregate class principal amount of all classes of Certificates senior in right of payment to such class (after taking into account the payment of the Pool 1 Senior Principal Distribution Amount and related Subordinate Class Principal Distribution Amount, as applicable, on such Distribution Date) over (y) the lesser of (A) the product of (1) 100% minus the related Targeted C/E Percentage and (2) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans and (B) the aggregate Current Principal Balance of the Pool 1 Mortgage Loans minus the Overcollateralization Floor.

Targeted C/E Percentage	For each Class of Certificates, the percentage as set forth in the table on page [2].
Unpaid Realized Loss Amount

For any class of Class 1-A-5, Pool 1 Mezzanine or Pool 1 Subordinate Certificates, the portion of the aggregate allocated Realized Loss amount previously allocated to that class remaining unpaid from prior Distribution Dates.

Sensitivity Analysis

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to call)(1)

Prepayment Speed	10% CPR	20% CPR	25% CPR	30% CPR	35% CPR	40% CPR	50% CPR
Class 1-A-1 / 1-A-5
WAL (yrs)	7.57	3.85	3.00	2.42	1.99	1.66	1.19
Principal Window (months)	1 - 225	1 - 123	1 - 96	1 - 78	1 - 64	1 - 54	1 - 40
Class 1-A-2
WAL (yrs)	3.28	1.58	1.23	1.00	0.83	0.71	0.53
Principal Window (months)	1 - 92	1 - 44	1 - 34	1 - 27	1 - 23	1 - 19	1 - 14
Class 1-A-3
WAL (yrs)	9.99	4.87	3.78	3.00	2.41	2.04	1.51
Principal Window (months)	92 - 152	44 - 76	34 - 59	27 - 48	23 - 36	19 - 31	14 - 23
Class 1-A-4
WAL (yrs)	16.75	8.93	6.96	5.64	4.66	3.84	2.66
Principal Window (months)	152 - 225	76 - 123	59 - 96	48 - 78	36 - 64	31 - 54	23 - 40
Class 1-M-1
WAL (yrs)	12.91	6.66	5.25	4.43	3.94	3.66	3.32
Principal Window (months)	78 - 225	38 - 123	37 - 96	38 - 78	38 - 64	39 - 54	40 - 40
Class 1-M-2
WAL (yrs)	12.90	6.65	5.24	4.41	3.88	3.57	3.31
Principal Window (months)	78 - 225	38 - 123	37 - 96	37 - 78	38 - 64	38 - 54	39 - 40
Class 1-B-1
WAL (yrs)	12.45	6.35	5.00	4.19	3.70	3.41	3.20
Principal Window (months)	78 - 217	38 - 117	37 - 91	37 - 74	37 - 61	37 - 52	38 - 39
Class 1-B-2
WAL (yrs)	11.50	5.75	4.54	3.82	3.38	3.13	3.12
Principal Window (months)	78 - 184	38 - 96	37 - 75	37 - 61	37 - 50	37 - 42	37 - 38

(1) Based on the Structuring Assumptions and assuming that the optional call is exercised at the earliest possible date.

Weighted Average Lives and Principal Payment Windows at Various Prepayment Speeds (to maturity)(1)

Prepayment Speed	10% CPR	20% CPR	25% CPR	30% CPR	35% CPR	40% CPR	50% CPR
Class 1-A-1 / 1-A-5
WAL (yrs)	7.96	4.18	3.27	2.64	2.18	1.83	1.31
Principal Window (months)	1 - 345	1 - 257	1 - 210	1 - 174	1 - 146	1 - 124	1 - 92
Class 1-A-2
WAL (yrs)	3.28	1.58	1.23	1.00	0.83	0.71	0.53
Principal Window (months)	1 - 92	1 - 44	1 - 34	1 - 27	1 - 23	1 - 19	1 - 14
Class 1-A-3
WAL (yrs)	9.99	4.87	3.78	3.00	2.41	2.04	1.51
Principal Window (months)	92 - 152	44 - 76	34 - 59	27 - 48	23 - 36	19 - 31	14 - 23
Class 1-A-4
WAL (yrs)	18.47	10.36	8.16	6.63	5.51	4.57	3.17
Principal Window (months)	152 - 345	76 - 257	59 - 210	48 - 174	36 - 146	31 - 124	23 - 92
Class 1-M-1
WAL (yrs)	13.46	7.05	5.58	4.70	4.17	3.86	3.72
Principal Window (months)	78 - 283	38 - 167	37 - 133	38 - 108	38 - 90	39 - 76	41 - 56
Class 1-M-2
WAL (yrs)	13.09	6.77	5.35	4.49	3.96	3.64	3.38
Principal Window (months)	78 - 253	38 - 142	37 - 113	37 - 91	38 - 76	38 - 64	39 - 47
Class 1-B-1
WAL (yrs)	12.45	6.35	5.00	4.19	3.70	3.41	3.20
Principal Window (months)	78 - 217	38 - 117	37 - 91	37 - 74	37 - 61	37 - 52	38 - 39
Class 1-B-2
WAL (yrs)	11.50	5.75	4.54	3.82	3.38	3.13	3.12
Principal Window (months)	78 - 184	38 - 96	37 - 75	37 - 61	37 - 50	37 - 42	37 - 38

(1)

Based on the Structuring Assumptions.

Swap Schedule

Distribution Date	Notional Amount ($)(1)
October 25, 2006	609,174,441.03
November 25, 2006	591,273,613.17
December 25, 2006	573,898,455.26
January 25, 2007	557,033,538.93
February 25, 2007	540,663,888.43
March 25, 2007	524,774,967.37
April 25, 2007	509,352,665.83
May 25, 2007	494,383,287.86
June 25, 2007	479,853,539.30
July 25, 2007	465,750,516.06
August 25, 2007	452,061,692.61
September 25, 2007	438,774,299.24
October 25, 2007	425,877,179.40
November 25, 2007	413,358,876.66
December 25, 2007	401,208,270.80
January 25, 2008	389,414,567.83
February 25, 2008	377,967,290.50
March 25, 2008	366,856,269.00
April 25, 2008	356,071,631.90
May 25, 2008	345,603,797.45
June 25, 2008	335,443,465.04
July 25, 2008	325,447,765.28
August 25, 2008	314,093,738.04
September 25, 2008	302,959,170.19
October 25, 2008	294,052,843.20
November 25, 2008	285,220,662.53
December 25, 2008	276,472,317.52
January 25, 2009	268,344,234.30
February 25, 2009	260,180,832.26
March 25, 2009	252,531,320.16
April 25, 2009	244,531,592.36
May 25, 2009	237,063,782.04
June 25, 2009	228,664,244.43
July 25, 2009	208,265,054.81
August 25, 2009	175,615,899.15
September 25, 2009	155,772,151.46
October 25, 2009	149,637,573.40
November 25, 2009	145,237,586.73
December 25, 2009	140,966,874.16
January 25, 2010	136,821,639.99
February 25, 2010	132,798,199.89
March 25, 2010	128,892,977.69
April 25, 2010	125,102,502.15
May 25, 2010	121,423,166.89
June 25, 2010	117,851,951.13
July 25, 2010	114,385,679.86
August 25, 2010	111,021,271.26
September 25, 2010	107,755,733.97
October 25, 2010	104,472,770.68
November 25, 2010	101,258,887.50
December 25, 2010	98,164,600.89
January 25, 2011	94,824,895.56
February 25, 2011	91,854,321.88
March 25, 2011	88,931,584.68
April 25, 2011	85,187,096.50
May 25, 2011	82,229,541.34
June 25, 2011	76,565,855.35
July 25, 2011	57,657,768.43
August 25, 2011	10,867,985.98
September 25, 2011	1,237,868.09

(1)

The notional amount for each Distribution Date was derived from the aggregate outstanding collateral balance of the Pool 1 mortgage loans for the accrual period related to such Distribution Date assuming the Structuring Assumptions and a prepayment assumption of 30% CPB.

Class 1-A-1 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Oct-06	11.500%	11.500%	11.500%	11.500%	11.500%
25-Nov-06	11.500	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.312	11.500	11.500	11.500	11.500
25-May-08	11.317	11.500	11.500	11.500	11.500
25-Jun-08	11.126	11.500	11.500	11.500	11.500
25-Jul-08	11.140	11.500	11.500	11.500	11.500
25-Aug-08	10.939	11.467	11.500	11.500	11.500
25-Sep-08	10.845	11.385	11.500	11.500	11.500
25-Oct-08	10.875	11.416	11.500	11.500	11.500
25-Nov-08	10.679	11.247	11.500	11.500	11.500
25-Dec-08	10.714	11.280	11.500	11.500	11.500
25-Jan-09	10.519	11.112	11.500	11.500	11.500
25-Feb-09	10.444	11.049	11.500	11.500	11.500
25-Mar-09	10.776	11.344	11.500	11.500	11.500
25-Apr-09	10.299	10.926	11.500	11.500	11.500
25-May-09	10.355	10.976	11.500	11.500	11.500
25-Jun-09	10.148	10.792	11.500	11.500	11.500
25-Jul-09	10.141	10.740	11.500	11.500	11.500
25-Aug-09	9.835	10.380	11.087	11.500	11.500
25-Sep-09	9.811	10.319	10.982	11.500	11.500
25-Oct-09	9.939	10.437	11.090	11.500	11.500
25-Nov-09	9.710	10.226	11.379	11.500	11.500
25-Dec-09	9.856	10.366	11.542	11.500	11.500
25-Jan-10	9.628	10.156	11.331	11.500	11.500
25-Feb-10	9.614	10.147	11.321	11.500	11.500
25-Mar-10	10.243	10.742	11.915	11.500	11.500
25-Apr-10	9.584	10.129	11.300	11.500	11.500
25-May-10	9.742	10.279	11.449	11.500	11.500
25-Jun-10	9.517	10.072	11.240	11.500	11.500
25-Jul-10	9.793	10.340	11.506	11.500	11.500
25-Aug-10	9.748	10.313	11.478	11.500	11.500
25-Sep-10	9.767	10.336	11.500	11.500	11.500
25-Oct-10	9.962	10.522	11.682	11.500	11.500
25-Nov-10	9.716	10.292	11.450	11.500	11.500
25-Dec-10	9.903	10.569	11.623	11.500	11.500
25-Jan-11	9.661	10.601	11.390	11.500	11.500
25-Feb-11	9.633	10.568	11.360	11.500	11.500
25-Mar-11	10.318	11.246	11.998	11.500	11.500
25-Apr-11	9.604	10.523	11.313	11.500	11.500
25-May-11	9.813	10.725	11.501	11.500	11.500
25-Jun-11	9.645	10.533	11.299	11.500	11.500
25-Jul-11	10.418	11.200	11.817	11.500	11.500
25-Aug-11	11.498	11.977	12.204	11.500	11.500
25-Sep-11	11.822	12.224	12.366	11.500	11.500
25-Oct-11	12.317	12.729	12.863	11.500	11.500
25-Nov-11	11.883	12.273	11.799	11.500	11.500
25-Dec-11	12.322	12.729	11.500	11.500	11.500
25-Jan-12	11.887	12.273	11.500	11.500	11.500
25-Feb-12	11.889	12.273	11.500	11.500	11.500
25-Mar-12	12.798	13.217	11.500	11.500	11.500
25-Apr-12	11.893	12.273	11.500	11.500	11.500
25-May-12	12.335	12.729	11.500	11.500	11.500
25-Jun-12	11.897	12.273	11.500	11.500	11.500
25-Jul-12	12.340	12.730	11.500	11.500	11.500
25-Aug-12	11.902	12.274	11.500	11.500	11.500
25-Sep-12	11.904	12.274	11.500	11.500	11.500
25-Oct-12	12.349	12.730	11.500	11.500	11.500
25-Nov-12	11.909	12.274	11.500	11.500	11.500
25-Dec-12	12.354	12.730	11.500	11.500	11.500
25-Jan-13	11.913	12.274	11.500	11.500	11.500
25-Feb-13	11.916	12.274	11.500	11.500	11.500
25-Mar-13	13.381	13.740	11.500	11.500	11.500
25-Apr-13	12.157	12.274	11.500	11.500
25-May-13	12.610	12.730	11.500	11.500
25-Jun-13	12.156	12.274	11.500	11.500
25-Jul-13	12.609	12.730	11.500	11.500
25-Aug-13	12.155	12.274	11.500	11.500
25-Sep-13	12.155	12.274	11.500	11.500
25-Oct-13	12.608	12.730	11.500	11.500
25-Nov-13	12.154	12.274	11.500	11.500
25-Dec-13	12.607	12.731	11.500	11.500
25-Jan-14	12.154	12.275	11.500	11.500
25-Feb-14	12.153	12.275	11.500	11.500
25-Mar-14	13.610	13.741	11.500	11.500
25-Apr-14	12.152	12.275	11.500	11.500
25-May-14	12.606	12.731	11.500	11.500
25-Jun-14	12.152	12.275	11.500	11.500
25-Jul-14	12.605	12.731	11.500	11.500
25-Aug-14	12.152	12.275	11.500	11.500
25-Sep-14	12.152	12.275	11.500	11.500
25-Oct-14	12.606	12.731	11.500
25-Nov-14	12.152	12.275	11.500
25-Dec-14	12.606	12.731	11.500
25-Jan-15	12.152	12.275	11.500
25-Feb-15	12.152	12.275	11.500
25-Mar-15	13.610	13.508	11.500
25-Apr-15	12.152	11.915	11.500
25-May-15	12.606	12.363	11.500
25-Jun-15	12.153	11.923	11.500
25-Jul-15	12.606	12.371	11.500
25-Aug-15	12.153	11.930	11.500
25-Sep-15	12.153	11.934	11.500
25-Oct-15	12.607	12.382	11.500
25-Nov-15	12.153	11.942	11.500
25-Dec-15	12.607	12.390	11.500
25-Jan-16	12.153	11.950	11.500
25-Feb-16	12.153	11.955	11.500
25-Mar-16	13.092	12.878	11.500
25-Apr-16	12.153	11.963	11.500
25-May-16	12.607	12.412	11.500
25-Jun-16	12.154	11.972	11.500
25-Jul-16	12.612	12.420	11.500
25-Aug-16	12.171	11.981	11.500
25-Sep-16	12.174	11.986	11.500
25-Oct-16	12.629	12.435	11.500
25-Nov-16	12.175	11.996	11.500
25-Dec-16	12.630	12.445	11.500
25-Jan-17	12.176	12.006
25-Feb-17	12.176	12.011
25-Mar-17	13.638	13.444
25-Apr-17	12.177	12.022
25-May-17	12.632	12.472
25-Jun-17	12.178	12.033
25-Jul-17	12.633	12.483
25-Aug-17	12.179	12.045
25-Sep-17	12.179	12.051
25-Oct-17	12.634	12.501
25-Nov-17	12.180	12.063
25-Dec-17	12.635	12.513
25-Jan-18	12.181	12.075
25-Feb-18	12.181	12.081
25-Mar-18	13.644	13.516
25-Apr-18	12.182	12.094
25-May-18	12.637	12.545
25-Jun-18	12.183	12.108
25-Jul-18	12.638	12.559
25-Aug-18	12.184	12.122
25-Sep-18	12.184	12.129
25-Oct-18	12.640	12.580
25-Nov-18	12.185	12.143
25-Dec-18	12.641	12.595
25-Jan-19	12.186	12.158
25-Feb-19	12.187	12.166
25-Mar-19	13.650	13.602
25-Apr-19	12.188	12.182
25-May-19	12.531	12.634
25-Jun-19	11.918	12.198
25-Jul-19	12.367	12.650
25-Aug-19	11.924	12.215
25-Sep-19	11.927	12.223
25-Oct-19	12.376	12.676
25-Nov-19	11.933	12.241
25-Dec-19	12.382	12.694
25-Jan-20	11.939	12.259
25-Feb-20	11.942	12.268
25-Mar-20	12.868	13.197
25-Apr-20	11.948	12.287
25-May-20	12.397	12.741
25-Jun-20	11.954	12.307
25-Jul-20	12.404
25-Aug-20	11.961
25-Sep-20	11.964
25-Oct-20	12.414
25-Nov-20	11.971
25-Dec-20	12.420
25-Jan-21	11.978
25-Feb-21	11.981
25-Mar-21	13.419
25-Apr-21	11.988
25-May-21	12.438
25-Jun-21	11.996
25-Jul-21	12.446
25-Aug-21	12.003
25-Sep-21	12.007
25-Oct-21	12.457
25-Nov-21	12.015
25-Dec-21	12.465
25-Jan-22	12.023
25-Feb-22	12.027
25-Mar-22	13.466
25-Apr-22	12.035
25-May-22	12.486
25-Jun-22	12.044
25-Jul-22	12.495
25-Aug-22	12.053
25-Sep-22	12.057
25-Oct-22	12.508
25-Nov-22	12.066
25-Dec-22	12.518
25-Jan-23	12.076
25-Feb-23	12.081
25-Mar-23	13.521
25-Apr-23	12.091
25-May-23	12.542
25-Jun-23	12.101
25-Jul-23	12.552
25-Aug-23	12.111
25-Sep-23	12.116
25-Oct-23	12.568
25-Nov-23	12.127
25-Dec-23	12.579
25-Jan-24	12.138
25-Feb-24	12.144
25-Mar-24	13.074
25-Apr-24	12.156
25-May-24	12.608
25-Jun-24	12.168
25-Jul-24	12.621
25-Aug-24	12.180
25-Sep-24	12.187
25-Oct-24	12.640
25-Nov-24	12.200
25-Dec-24	12.653
25-Jan-25	12.213
25-Feb-25	12.220
25-Mar-25	13.663
25-Apr-25	12.234
25-May-25	12.688
25-Jun-25	12.248
25-Jul-25	12.702
25-Aug-25	12.263
25-Sep-25	12.271
25-Oct-25	12.725
25-Nov-25	12.286
25-Dec-25	12.741
25-Jan-26	12.303
25-Feb-26	12.311
25-Mar-26	13.756

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-1 Certificates divided by b) the Class 1-A-1 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-month LIBOR, 6-month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.34%.

Class 1-A-2 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Oct-06	11.500%	11.500%	11.500%	11.500%	11.500%
25-Nov-06	11.500	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.361	11.500	11.500	11.500	11.500
25-May-08	11.366	11.500	11.500	11.500	11.500
25-Jun-08	11.176	11.500	11.500	11.500	11.500
25-Jul-08	11.192	11.500	11.500	11.500	11.500
25-Aug-08	10.992	11.500	11.500	11.500	11.500
25-Sep-08	10.901	11.438	11.500	11.500	11.500
25-Oct-08	10.936	11.470	11.500	11.500	11.500
25-Nov-08	10.744	11.301	11.500	11.500	11.500
25-Dec-08	10.785	11.339	11.500	11.500	11.500
25-Jan-09	10.594	11.174	11.500	11.500
25-Feb-09	10.526	11.119	11.500	11.500
25-Mar-09	10.866	11.425	11.500	11.500
25-Apr-09	10.397	11.010	11.500	11.500
25-May-09	10.459	11.072	11.500	11.500
25-Jun-09	10.260	10.899	11.500	11.500
25-Jul-09	10.254	10.859	11.500	11.500
25-Aug-09	9.943	10.502	11.141
25-Sep-09	9.920	10.456	11.066
25-Oct-09	10.056	10.601	11.236
25-Nov-09	9.839	10.422	11.611
25-Dec-09	9.994	10.595	11.826
25-Jan-10	9.779	10.425	11.650
25-Feb-10	9.775	10.458	11.744
25-Mar-10	10.411	11.098	12.642
25-Apr-10	9.773	10.557	12.205
25-May-10	9.941	10.762	14.040
25-Jun-10	9.732	10.630
25-Jul-10	10.018	10.975
25-Aug-10	9.992	11.060
25-Sep-10	10.026	11.201
25-Oct-10	10.233	11.515
25-Nov-10	10.008	11.472
25-Dec-10	10.207	11.993
25-Jan-11	9.987	12.468
25-Feb-11	9.977	12.728
25-Mar-11	10.662	13.747
25-Apr-11	9.987	13.640
25-May-11	10.208	14.564
25-Jun-11	10.054	15.459
25-Jul-11	10.765	17.093
25-Aug-11	11.624	16.576
25-Sep-11	11.909	22.530
25-Oct-11	12.594
25-Nov-11	12.018
25-Dec-11	12.668
25-Jan-12	12.058
25-Feb-12	12.080
25-Mar-12	13.549
25-Apr-12	12.130
25-May-12	12.912
25-Jun-12	12.190
25-Jul-12	13.042
25-Aug-12	12.261
25-Sep-12	12.303
25-Oct-12	13.293
25-Nov-12	12.401
25-Dec-12	13.514
25-Jan-13	12.526
25-Feb-13	12.601
25-Mar-13	16.914
25-Apr-13	13.526
25-May-13	15.194
25-Jun-13	13.856
25-Jul-13	15.855
25-Aug-13	14.323
25-Sep-13	14.639
25-Oct-13	17.502
25-Nov-13	15.559
25-Dec-13	19.587
25-Jan-14	17.287
25-Feb-14	18.877
25-Mar-14	44.543
25-Apr-14	28.157
25-May-14	89.419

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-2 Certificates divided by b) the Class 1-A-2 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.44%.

Class 1-A-3 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Oct-06	11.500%	11.500%	11.500%	11.500%	11.500%
25-Nov-06	11.500	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.312	11.500	11.500	11.500	11.500
25-May-08	11.316	11.500	11.500	11.500	11.500
25-Jun-08	11.123	11.500	11.500	11.500	11.500
25-Jul-08	11.133	11.500	11.500	11.500	11.500
25-Aug-08	10.930	11.467	11.500	11.500	11.500
25-Sep-08	10.832	11.384	11.500	11.500	11.500
25-Oct-08	10.857	11.413	11.500	11.500	11.500
25-Nov-08	10.657	11.243	11.500	11.500	11.500
25-Dec-08	10.687	11.273	11.500	11.500	11.500
25-Jan-09	10.486	11.102	11.500	11.500	11.500
25-Feb-09	10.407	11.035	11.500	11.500	11.500
25-Mar-09	10.732	11.322	11.500	11.500	11.500
25-Apr-09	10.249	10.902	11.500	11.500	11.500
25-May-09	10.299	10.946	11.500	11.500	11.500
25-Jun-09	10.088	10.756	11.500	11.500	11.500
25-Jul-09	10.078	10.699	11.500	11.500	11.500
25-Aug-09	9.773	10.335	11.087	11.500	11.500
25-Sep-09	9.749	10.269	10.975	11.500	11.500
25-Oct-09	9.872	10.377	11.074	11.500	11.500
25-Nov-09	9.635	10.157	11.353	11.500	11.500
25-Dec-09	9.777	10.287	11.512	11.500	11.500
25-Jan-10	9.541	10.067	11.302	11.500	11.500
25-Feb-10	9.522	10.049	11.291	11.500	11.500
25-Mar-10	10.150	10.636	11.875	11.500	11.500
25-Apr-10	9.479	10.007	11.267	11.500	11.500
25-May-10	9.634	10.150	11.413	11.500	11.500
25-Jun-10	9.402	9.932	11.227	11.500	11.500
25-Jul-10	9.675	10.192	11.537	11.500	11.500
25-Aug-10	9.622	10.152	11.527	11.500	11.500
25-Sep-10	9.636	10.166	11.559	11.500	11.500
25-Oct-10	9.828	10.344	11.751	11.500
25-Nov-10	9.575	10.101	11.521	11.500
25-Dec-10	9.760	10.364	11.701	11.500
25-Jan-11	9.511	10.362	11.469	11.500
25-Feb-11	9.480	10.326	11.446	11.500
25-Mar-11	10.169	11.003	12.105	11.500
25-Apr-11	9.443	10.268	11.414	11.500
25-May-11	9.652	10.467	11.611	11.500
25-Jun-11	9.483	10.275	11.413	11.500
25-Jul-11	10.285	10.976	11.942	11.500
25-Aug-11	11.450	11.869	12.299	11.500
25-Sep-11	11.783	12.129	12.486
25-Oct-11	12.209	12.563	13.134
25-Nov-11	11.829	12.180	11.879
25-Dec-11	12.200	12.600	11.500
25-Jan-12	11.826	12.204	11.500
25-Feb-12	11.824	12.218	11.500
25-Mar-12	12.573	13.124	11.500
25-Apr-12	11.821	12.246	11.500
25-May-12	12.176	12.710	11.500
25-Jun-12	11.818	12.278	11.500
25-Jul-12	12.167	12.764	11.500
25-Aug-12	11.816	12.313	11.500
25-Sep-12	11.814	12.333	11.500
25-Oct-12	12.153	12.856	11.500
25-Nov-12	11.811	12.375	11.500
25-Dec-12	12.145	12.929	11.500
25-Jan-13	11.809	12.424	11.500
25-Feb-13	11.807	12.451
25-Mar-13	12.877	14.336
25-Apr-13	11.976	12.511
25-May-13	12.297	13.160
25-Jun-13	11.967	12.582
25-Jul-13	12.283	13.282
25-Aug-13	11.958	12.665
25-Sep-13	11.954	12.712
25-Oct-13	12.261	13.510
25-Nov-13	11.945	12.823
25-Dec-13	12.247	13.704
25-Jan-14	11.937	12.960
25-Feb-14	11.933	13.041
25-Mar-14	12.887	16.223
25-Apr-14	11.925	13.238
25-May-14	12.213	14.455
25-Jun-14	11.921	13.502
25-Jul-14	12.221	14.947
25-Aug-14	11.930	13.872
25-Sep-14	11.935	14.118
25-Oct-14	12.246	16.150
25-Nov-14	11.945	14.825
25-Dec-14	12.264	17.624
25-Jan-15	11.956	16.100
25-Feb-15	11.962	17.219
25-Mar-15	13.015	31.158
25-Apr-15	11.975	17.588
25-May-15	12.316	36.995
25-Jun-15	11.988
25-Jul-15	12.339
25-Aug-15	12.002
25-Sep-15	12.010
25-Oct-15	12.377
25-Nov-15	12.026
25-Dec-15	12.405
25-Jan-16	12.043
25-Feb-16	12.052
25-Mar-16	12.870
25-Apr-16	12.072
25-May-16	12.487
25-Jun-16	12.094
25-Jul-16	12.530
25-Aug-16	12.134
25-Sep-16	12.151
25-Oct-16	12.616
25-Nov-16	12.184
25-Dec-16	12.672
25-Jan-17	12.219
25-Feb-17	12.239
25-Mar-17	13.901
25-Apr-17	12.282
25-May-17	12.848
25-Jun-17	12.332
25-Jul-17	12.937
25-Aug-17	12.390
25-Sep-17	12.423
25-Oct-17	13.099
25-Nov-17	12.497
25-Dec-17	13.234
25-Jan-18	12.586
25-Feb-18	12.637
25-Mar-18	15.256
25-Apr-18	12.758
25-May-18	13.717
25-Jun-18	12.912
25-Jul-18	14.006
25-Aug-18	13.112
25-Sep-18	13.237
25-Oct-18	14.638
25-Nov-18	13.563
25-Dec-18	15.293
25-Jan-19	14.051
25-Feb-19	14.400
25-Mar-19	22.024
25-Apr-19	15.512
25-May-19	18.965
25-Jun-19	15.507
25-Jul-19	23.832
25-Aug-19	23.332
25-Sep-19	471.893

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-3 Certificates divided by b) the Class 1-A-3 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.34%.

Class 1-A-4 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Oct-06	11.500%	11.500%	11.500%	11.500%	11.500%
25-Nov-06	11.500	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.313	11.500	11.500	11.500	11.500
25-May-08	11.318	11.500	11.500	11.500	11.500
25-Jun-08	11.125	11.500	11.500	11.500	11.500
25-Jul-08	11.136	11.500	11.500	11.500	11.500
25-Aug-08	10.932	11.467	11.500	11.500	11.500
25-Sep-08	10.834	11.385	11.500	11.500	11.500
25-Oct-08	10.859	11.414	11.500	11.500	11.500
25-Nov-08	10.659	11.243	11.500	11.500	11.500
25-Dec-08	10.688	11.274	11.500	11.500	11.500
25-Jan-09	10.488	11.102	11.500	11.500	11.500
25-Feb-09	10.409	11.035	11.500	11.500	11.500
25-Mar-09	10.732	11.323	11.500	11.500	11.500
25-Apr-09	10.252	10.903	11.500	11.500	11.500
25-May-09	10.302	10.946	11.500	11.500	11.500
25-Jun-09	10.090	10.756	11.500	11.500	11.500
25-Jul-09	10.080	10.700	11.500	11.500	11.500
25-Aug-09	9.776	10.338	11.088	11.500	11.500
25-Sep-09	9.753	10.273	10.978	11.500	11.500
25-Oct-09	9.876	10.382	11.078	11.500	11.500
25-Nov-09	9.641	10.162	11.363	11.500	11.500
25-Dec-09	9.781	10.292	11.524	11.500	11.500
25-Jan-10	9.547	10.073	11.313	11.500	11.500
25-Feb-10	9.527	10.055	11.300	11.500	11.500
25-Mar-10	10.154	10.640	11.890	11.500	11.500
25-Apr-10	9.485	10.014	11.279	11.500	11.500
25-May-10	9.640	10.156	11.425	11.500	11.500
25-Jun-10	9.408	9.938	11.215	11.500	11.500
25-Jul-10	9.681	10.199	11.477	11.500	11.500
25-Aug-10	9.628	10.159	11.447	11.500	11.500
25-Sep-10	9.643	10.173	11.468	11.500	11.500
25-Oct-10	9.835	10.351	11.648	11.500	11.500
25-Nov-10	9.582	10.109	11.417	11.500	11.500
25-Dec-10	9.767	10.373	11.589	11.500	11.500
25-Jan-11	9.518	10.375	11.357	11.500	11.500
25-Feb-11	9.487	10.339	11.326	11.500	11.500
25-Mar-11	10.175	11.015	11.958	11.500	11.500
25-Apr-11	9.451	10.281	11.278	11.500	11.500
25-May-11	9.659	10.480	11.465	11.500	11.500
25-Jun-11	9.490	10.288	11.264	11.500	11.500
25-Jul-11	10.291	10.989	11.785	11.500	11.500
25-Aug-11	11.454	11.879	12.195	11.500	11.500
25-Sep-11	11.839	12.185	12.390	11.500	11.500
25-Oct-11	12.273	12.616	12.603	11.500	11.500
25-Nov-11	11.885	12.209	11.500	11.500	11.500
25-Dec-11	12.262	12.585	11.500	11.500	11.500
25-Jan-12	11.881	12.189	11.500	11.500	11.500
25-Feb-12	11.879	12.179	11.500	11.500	11.500
25-Mar-12	12.640	12.938	11.500	11.500	11.500
25-Apr-12	11.875	12.161	11.500	11.500	11.500
25-May-12	12.235	12.513	11.500	11.500	11.500
25-Jun-12	11.870	12.143	11.500	11.500	11.500
25-Jul-12	12.225	12.485	11.500	11.500	11.500
25-Aug-12	11.866	12.125	11.500	11.500	11.500
25-Sep-12	11.864	12.116	11.500	11.500	11.500
25-Oct-12	12.209	12.445	11.500	11.500	11.500
25-Nov-12	11.860	12.099	11.500	11.500	11.500
25-Dec-12	12.199	12.419	11.500	11.500	11.500
25-Jan-13	11.856	12.083	11.500	11.500	11.500
25-Feb-13	11.855	12.075	11.500	11.500	11.500
25-Mar-13	12.944	13.080	11.500	11.500	11.500
25-Apr-13	12.025	12.059	11.500	11.500
25-May-13	12.352	12.358	11.500	11.500
25-Jun-13	12.015	12.043	11.500	11.500
25-Jul-13	12.336	12.334	11.500	11.500
25-Aug-13	12.006	12.028	11.500	11.500
25-Sep-13	12.001	12.021	11.500	11.500
25-Oct-13	12.313	12.300	11.500	11.500
25-Nov-13	11.991	12.006	11.500	11.500
25-Dec-13	12.298	12.278	11.500	11.500
25-Jan-14	11.982	11.992	11.500	11.500
25-Feb-14	11.977	11.985	11.500	11.500
25-Mar-14	12.949	12.839	11.500	11.500
25-Apr-14	11.968	11.972	11.500	11.500
25-May-14	12.262	12.226	11.500	11.500
25-Jun-14	11.959	11.959	11.500	11.500
25-Jul-14	12.248	12.206	11.500	11.500
25-Aug-14	11.951	11.946	11.500	11.500
25-Sep-14	11.947	11.940	11.500	11.500
25-Oct-14	12.228	12.177	11.500
25-Nov-14	11.939	11.927	11.500
25-Dec-14	12.215	12.158	11.500
25-Jan-15	11.931	11.915	11.500
25-Feb-15	11.927	11.909	11.500
25-Mar-15	12.801	12.517	11.500
25-Apr-15	11.919	11.721	11.500
25-May-15	12.184	11.935	11.500
25-Jun-15	11.912	11.718	11.500
25-Jul-15	12.171	11.932	11.500
25-Aug-15	11.904	11.722	11.500
25-Sep-15	11.900	11.724	11.500
25-Oct-15	12.153	11.938	11.500
25-Nov-15	11.893	11.727	11.500
25-Dec-15	12.142	11.942	11.500
25-Jan-16	11.886	11.731	11.500
25-Feb-16	11.883	11.733	11.500
25-Mar-16	12.387	12.175	11.500
25-Apr-16	11.876	11.738	11.500
25-May-16	12.113	11.952	11.500
25-Jun-16	11.869	11.742	11.500
25-Jul-16	12.105	11.956	11.500
25-Aug-16	11.871	11.746	11.500
25-Sep-16	11.869	11.748	11.500
25-Oct-16	12.096	11.963	11.500
25-Nov-16	11.862	11.753	11.500
25-Dec-16	12.085	11.968	11.500
25-Jan-17	11.855	11.758
25-Feb-17	11.852	11.761
25-Mar-17	12.555	12.447
25-Apr-17	11.845	11.766
25-May-17	12.057	11.981
25-Jun-17	11.838	11.771
25-Jul-17	12.047	11.987
25-Aug-17	11.832	11.777
25-Sep-17	11.829	11.780
25-Oct-17	12.031	11.995
25-Nov-17	11.822	11.785
25-Dec-17	12.020	12.001
25-Jan-18	11.816	11.791
25-Feb-18	11.813	11.794
25-Mar-18	12.438	12.482
25-Apr-18	11.807	11.801
25-May-18	11.996	12.017
25-Jun-18	11.801	11.807
25-Jul-18	11.986	12.023
25-Aug-18	11.795	11.814
25-Sep-18	11.792	11.817
25-Oct-18	11.972	12.034
25-Nov-18	11.787	11.824
25-Dec-18	11.962	12.041
25-Jan-19	11.781	11.831
25-Feb-19	11.778	11.835
25-Mar-19	12.332	12.523
25-Apr-19	11.773	11.843
25-May-19	11.898	12.060
25-Jun-19	11.667	11.850
25-Jul-19	11.830	12.067
25-Aug-19	11.666	11.859
25-Sep-19	11.665	11.863
25-Oct-19	11.826	12.080
25-Nov-19	11.667	11.871
25-Dec-19	11.828	12.088
25-Jan-20	11.669	11.880
25-Feb-20	11.670	11.884
25-Mar-20	12.002	12.330
25-Apr-20	11.672	11.893
25-May-20	11.834	12.111
25-Jun-20	11.675	11.903
25-Jul-20	11.836
25-Aug-20	11.677
25-Sep-20	11.678
25-Oct-20	11.839
25-Nov-20	11.681
25-Dec-20	11.842
25-Jan-21	11.683
25-Feb-21	11.685
25-Mar-21	12.200
25-Apr-21	11.687
25-May-21	11.848
25-Jun-21	11.690
25-Jul-21	11.851
25-Aug-21	11.692
25-Sep-21	11.694
25-Oct-21	11.855
25-Nov-21	11.697
25-Dec-21	11.858
25-Jan-22	11.700
25-Feb-22	11.701
25-Mar-22	12.217
25-Apr-22	11.704
25-May-22	11.866
25-Jun-22	11.707
25-Jul-22	11.869
25-Aug-22	11.710
25-Sep-22	11.712
25-Oct-22	11.874
25-Nov-22	11.715
25-Dec-22	11.877
25-Jan-23	11.719
25-Feb-23	11.720
25-Mar-23	12.237
25-Apr-23	11.724
25-May-23	11.886
25-Jun-23	11.728
25-Jul-23	11.890
25-Aug-23	11.731
25-Sep-23	11.733
25-Oct-23	11.896
25-Nov-23	11.737
25-Dec-23	11.900
25-Jan-24	11.741
25-Feb-24	11.743
25-Mar-24	12.077
25-Apr-24	11.748
25-May-24	11.910
25-Jun-24	11.752
25-Jul-24	11.915
25-Aug-24	11.756
25-Sep-24	11.759
25-Oct-24	11.922
25-Nov-24	11.763
25-Dec-24	11.926
25-Jan-25	11.768
25-Feb-25	11.771
25-Mar-25	12.289
25-Apr-25	11.776
25-May-25	11.939
25-Jun-25	11.781
25-Jul-25	11.944
25-Aug-25	11.786
25-Sep-25	11.789
25-Oct-25	11.953
25-Nov-25	11.795
25-Dec-25	11.958
25-Jan-26	11.801
25-Feb-26	11.804
25-Mar-26	12.323

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-4 Certificates divided by b) the Class 1-A-4 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.26%.

Class 1-A-5 Available Funds Cap (1)(2)

Distribution Date	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR
25-Oct-06	11.500%	11.500%	11.500%	11.500%	11.500%
25-Nov-06	11.500	11.500	11.500	11.500	11.500
25-Dec-06	11.500	11.500	11.500	11.500	11.500
25-Jan-07	11.500	11.500	11.500	11.500	11.500
25-Feb-07	11.500	11.500	11.500	11.500	11.500
25-Mar-07	11.500	11.500	11.500	11.500	11.500
25-Apr-07	11.500	11.500	11.500	11.500	11.500
25-May-07	11.500	11.500	11.500	11.500	11.500
25-Jun-07	11.500	11.500	11.500	11.500	11.500
25-Jul-07	11.500	11.500	11.500	11.500	11.500
25-Aug-07	11.500	11.500	11.500	11.500	11.500
25-Sep-07	11.500	11.500	11.500	11.500	11.500
25-Oct-07	11.500	11.500	11.500	11.500	11.500
25-Nov-07	11.500	11.500	11.500	11.500	11.500
25-Dec-07	11.500	11.500	11.500	11.500	11.500
25-Jan-08	11.500	11.500	11.500	11.500	11.500
25-Feb-08	11.500	11.500	11.500	11.500	11.500
25-Mar-08	11.500	11.500	11.500	11.500	11.500
25-Apr-08	11.311	11.500	11.500	11.500	11.500
25-May-08	11.318	11.500	11.500	11.500	11.500
25-Jun-08	11.126	11.500	11.500	11.500	11.500
25-Jul-08	11.140	11.500	11.500	11.500	11.500
25-Aug-08	10.939	11.465	11.500	11.500	11.500
25-Sep-08	10.845	11.383	11.500	11.500	11.500
25-Oct-08	10.875	11.415	11.500	11.500	11.500
25-Nov-08	10.679	11.245	11.500	11.500	11.500
25-Dec-08	10.714	11.279	11.500	11.500	11.500
25-Jan-09	10.519	11.110	11.500	11.500	11.500
25-Feb-09	10.445	11.048	11.500	11.500	11.500
25-Mar-09	10.775	11.343	11.500	11.500	11.500
25-Apr-09	10.301	10.926	11.500	11.500	11.500
25-May-09	10.355	10.974	11.500	11.500	11.500
25-Jun-09	10.149	10.791	11.500	11.500	11.500
25-Jul-09	10.141	10.740	11.500	11.500	11.500
25-Aug-09	9.836	10.381	11.086	11.500	11.500
25-Sep-09	9.814	10.321	10.983	11.500	11.500
25-Oct-09	9.942	10.439	11.092	11.500	11.500
25-Nov-09	9.713	10.230	11.385	11.500	11.500
25-Dec-09	9.859	10.369	11.548	11.500	11.500
25-Jan-10	9.632	10.160	11.337	11.500	11.500
25-Feb-10	9.617	10.151	11.327	11.500	11.500
25-Mar-10	10.245	10.745	11.923	11.500	11.500
25-Apr-10	9.588	10.133	11.307	11.500	11.500
25-May-10	9.746	10.283	11.455	11.500	11.500
25-Jun-10	9.521	10.076	11.245	11.500	11.500
25-Jul-10	9.797	10.344	11.513	11.500	11.500
25-Aug-10	9.752	10.317	11.485	11.500	11.500
25-Sep-10	9.772	10.341	11.507	11.500	11.500
25-Oct-10	9.966	10.526	11.690	11.500	11.500
25-Nov-10	9.721	10.297	11.457	11.500	11.500
25-Dec-10	9.907	10.575	11.630	11.500	11.500
25-Jan-11	9.666	10.610	11.397	11.500	11.500
25-Feb-11	9.638	10.577	11.367	11.500	11.500
25-Mar-11	10.321	11.254	12.006	11.500	11.500
25-Apr-11	9.609	10.533	11.320	11.500	11.500
25-May-11	9.818	10.734	11.509	11.500	11.500
25-Jun-11	9.650	10.543	11.306	11.500	11.500
25-Jul-11	10.423	11.209	11.828	11.500	11.500
25-Aug-11	11.501	11.986	12.223	11.500	11.500
25-Sep-11	11.869	12.271	12.415	11.500	11.500
25-Oct-11	12.370	12.782	12.864	11.500	11.500
25-Nov-11	11.930	12.320	11.500	11.500	11.500
25-Dec-11	12.375	12.782	11.500	11.500	11.500
25-Jan-12	11.934	12.320	11.500	11.500	11.500
25-Feb-12	11.936	12.320	11.500	11.500	11.500
25-Mar-12	12.857	13.275	11.500	11.500	11.500
25-Apr-12	11.940	12.319	11.500	11.500	11.500
25-May-12	12.387	12.781	11.500	11.500	11.500
25-Jun-12	11.944	12.319	11.500	11.500	11.500
25-Jul-12	12.393	12.781	11.500	11.500	11.500
25-Aug-12	11.948	12.319	11.500	11.500	11.500
25-Sep-12	11.950	12.319	11.500	11.500	11.500
25-Oct-12	12.401	12.780	11.500	11.500	11.500
25-Nov-12	11.955	12.318	11.500	11.500	11.500
25-Dec-12	12.406	12.780	11.500	11.500	11.500
25-Jan-13	11.959	12.318	11.500	11.500	11.500
25-Feb-13	11.961	12.318	11.500	11.500	11.500
25-Mar-13	13.446	13.802	11.500	11.500	11.500
25-Apr-13	12.206	12.317	11.500	11.500
25-May-13	12.665	12.779	11.500	11.500
25-Jun-13	12.205	12.317	11.500	11.500
25-Jul-13	12.664	12.779	11.500	11.500
25-Aug-13	12.204	12.316	11.500	11.500
25-Sep-13	12.203	12.316	11.500	11.500
25-Oct-13	12.662	12.778	11.500	11.500
25-Nov-13	12.202	12.316	11.500	11.500
25-Dec-13	12.662	12.778	11.500	11.500
25-Jan-14	12.201	12.315	11.500	11.500
25-Feb-14	12.201	12.315	11.500	11.500
25-Mar-14	13.678	13.800	11.500	11.500
25-Apr-14	12.200	12.314	11.500	11.500
25-May-14	12.659	12.776	11.500	11.500
25-Jun-14	12.199	12.314	11.500	11.500
25-Jul-14	12.659	12.776	11.500	11.500
25-Aug-14	12.199	12.313	11.500	11.500
25-Sep-14	12.199	12.313	11.500	11.500
25-Oct-14	12.659	12.775	11.500
25-Nov-14	12.199	12.312	11.500
25-Dec-14	12.659	12.774	11.500
25-Jan-15	12.198	12.312	11.500
25-Feb-15	12.198	12.311	11.500
25-Mar-15	13.677	13.560	11.500
25-Apr-15	12.198	11.946	11.500
25-May-15	12.658	12.399	11.500
25-Jun-15	12.198	11.952	11.500
25-Jul-15	12.658	12.407	11.500
25-Aug-15	12.198	11.960	11.500
25-Sep-15	12.198	11.964	11.500
25-Oct-15	12.658	12.419	11.500
25-Nov-15	12.198	11.972	11.500
25-Dec-15	12.658	12.427	11.500
25-Jan-16	12.198	11.981	11.500
25-Feb-16	12.198	11.985	11.500
25-Mar-16	13.150	12.921	11.500
25-Apr-16	12.197	11.993	11.500
25-May-16	12.658	12.448	11.500
25-Jun-16	12.198	12.002	11.500
25-Jul-16	12.662	12.457	11.500
25-Aug-16	12.214	12.012	11.500
25-Sep-16	12.218	12.017	11.500
25-Oct-16	12.680	12.472	11.500
25-Nov-16	12.218	12.027	11.500
25-Dec-16	12.680	12.483	11.500
25-Jan-17	12.219	12.037
25-Feb-17	12.219	12.043
25-Mar-17	13.703	13.497
25-Apr-17	12.219	12.054
25-May-17	12.681	12.510
25-Jun-17	12.220	12.065
25-Jul-17	12.682	12.522
25-Aug-17	12.220	12.077
25-Sep-17	12.220	12.083
25-Oct-17	12.682	12.540
25-Nov-17	12.221	12.095
25-Dec-17	12.683	12.552
25-Jan-18	12.221	12.108
25-Feb-18	12.221	12.114
25-Mar-18	13.706	13.570
25-Apr-18	12.222	12.127
25-May-18	12.684	12.585
25-Jun-18	12.222	12.141
25-Jul-18	12.684	12.599
25-Aug-18	12.222	12.155
25-Sep-18	12.223	12.162
25-Oct-18	12.685	12.621
25-Nov-18	12.223	12.177
25-Dec-18	12.686	12.636
25-Jan-19	12.224	12.192
25-Feb-19	12.224	12.200
25-Mar-19	13.710	13.658
25-Apr-19	12.224	12.216
25-May-19	12.573	12.675
25-Jun-19	11.950	12.233
25-Jul-19	12.406	12.692
25-Aug-19	11.955	12.250
25-Sep-19	11.958	12.258
25-Oct-19	12.414	12.718
25-Nov-19	11.964	12.276
25-Dec-19	12.420	12.737
25-Jan-20	11.970	12.295
25-Feb-20	11.973	12.304
25-Mar-20	12.914	13.248
25-Apr-20	11.979	12.324
25-May-20	12.436	12.785
25-Jun-20	11.986	12.344
25-Jul-20	12.443
25-Aug-20	11.992
25-Sep-20	11.996
25-Oct-20	12.453
25-Nov-20	12.003
25-Dec-20	12.460
25-Jan-21	12.010
25-Feb-21	12.013
25-Mar-21	13.476
25-Apr-21	12.021
25-May-21	12.478
25-Jun-21	12.028
25-Jul-21	12.486
25-Aug-21	12.036
25-Sep-21	12.040
25-Oct-21	12.498
25-Nov-21	12.048
25-Dec-21	12.506
25-Jan-22	12.056
25-Feb-22	12.060
25-Mar-22	13.524
25-Apr-22	12.069
25-May-22	12.527
25-Jun-22	12.078
25-Jul-22	12.536
25-Aug-22	12.087
25-Sep-22	12.091
25-Oct-22	12.550
25-Nov-22	12.101
25-Dec-22	12.560
25-Jan-23	12.110
25-Feb-23	12.115
25-Mar-23	13.581
25-Apr-23	12.125
25-May-23	12.585
25-Jun-23	12.135
25-Jul-23	12.595
25-Aug-23	12.146
25-Sep-23	12.152
25-Oct-23	12.612
25-Nov-23	12.163
25-Dec-23	12.623
25-Jan-24	12.174
25-Feb-24	12.180
25-Mar-24	13.127
25-Apr-24	12.192
25-May-24	12.653
25-Jun-24	12.204
25-Jul-24	12.665
25-Aug-24	12.217
25-Sep-24	12.223
25-Oct-24	12.685
25-Nov-24	12.237
25-Dec-24	12.698
25-Jan-25	12.250
25-Feb-25	12.257
25-Mar-25	13.727
25-Apr-25	12.272
25-May-25	12.734
25-Jun-25	12.286
25-Jul-25	12.749
25-Aug-25	12.302
25-Sep-25	12.309
25-Oct-25	12.773
25-Nov-25	12.325
25-Dec-25	12.789
25-Jan-26	12.342
25-Feb-26	12.351
25-Mar-26	13.823

1.

Available Funds Cap equals a) the interest paid out to the Class 1-A-5 Certificates divided by b) the Class 1-A-5 balance adjusted for actual days.

2.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 11.28%.

Net WAC Cap and Effective Rate Schedule(1)

Payment Date	Net WAC Cap(%)(2)(3)	Effective Rate(%)(2)(4)
October 25, 2006	6.737	22.595
November 25, 2006	6.520	21.508
December 25, 2006	6.737	21.558
January 25, 2007	6.520	21.508
February 25, 2007	6.520	21.508
March 25, 2007	7.219	21.670
April 25, 2007	6.520	21.508
May 25, 2007	6.737	21.558
June 25, 2007	6.520	21.508
July 25, 2007	6.737	21.558
August 25, 2007	6.520	21.508
September 25, 2007	6.520	21.508
October 25, 2007	6.737	21.558
November 25, 2007	6.520	21.508
December 25, 2007	6.737	21.558
January 25, 2008	6.520	21.508
February 25, 2008	6.520	21.508
March 25, 2008	6.970	21.612
April 25, 2008	6.520	21.508
May 25, 2008	6.737	21.558
June 25, 2008	6.520	21.508
July 25, 2008	6.739	21.553
August 25, 2008	6.536	21.434
September 25, 2008	6.554	21.359
October 25, 2008	6.773	21.412
November 25, 2008	6.556	21.350
December 25, 2008	6.777	21.387
January 25, 2009	6.559	21.334
February 25, 2009	6.565	21.325
March 25, 2009	7.275	21.506
April 25, 2009	6.576	21.301
May 25, 2009	6.797	21.342
June 25, 2009	6.592	21.209
July 25, 2009	6.941	20.504
August 25, 2009	7.021	18.937
September 25, 2009	7.275	18.165
October 25, 2009	7.533	18.191
November 25, 2009	7.291	18.070
December 25, 2009	7.537	18.196
January 25, 2010	7.297	18.076
February 25, 2010	7.325	18.104
March 25, 2010	8.164	18.557
April 25, 2010	7.378	18.157
May 25, 2010	7.626	18.285
June 25, 2010	7.390	18.170
July 25, 2010	7.751	18.410
August 25, 2010	7.692	18.471
September 25, 2010	7.748	18.527
October 25, 2010	8.025	18.672
November 25, 2010	7.772	18.524
December 25, 2010	8.038	18.658
January 25, 2011	7.795	18.484
February 25, 2011	7.804	18.471
March 25, 2011	8.649	18.909
April 25, 2011	7.862	18.364
May 25, 2011	8.145	18.474
June 25, 2011	8.030	18.050
July 25, 2011	9.161	16.849
August 25, 2011	11.077	12.587
September 25, 2011	11.559	11.736
October 25, 2011	12.018	12.018
November 25, 2011	11.630	11.630
December 25, 2011	12.018	12.018
January 25, 2012	11.630	11.630
February 25, 2012	11.630	11.630
March 25, 2012	12.432	12.432
April 25, 2012	11.630	11.630
May 25, 2012	12.018	12.018
June 25, 2012	11.630	11.630
July 25, 2012	12.018	12.018
August 25, 2012	11.630	11.630
September 25, 2012	11.630	11.630
October 25, 2012	12.018	12.018
November 25, 2012	11.630	11.630
December 25, 2012	12.018	12.018
January 25, 2013	11.630	11.630
February 25, 2013	11.630	11.630
March 25, 2013	12.877	12.877

(1) Assumes a swap strike rate of 5.179%

(2) Assumes 1-Month LIBOR, 6-Month LIBOR, 1-Year LIBOR and 1-Year CMT instantaneously increase and remain at 20.00%.

(3) The indicated Net WAC Cap reflects no amounts paid to the Swap Counterparty.

(4) The effective available funds cap rate (the “Effective Rate”) is a per annum rate equal to the sum of (A) the product of (i) 30 divided by the actual number of days in the Interest Accrual Period for the Certificates and (ii)  the weighted average Net Mortgage Rate of the mortgage loans plus (B) the net swap payment owed to or from the trust, if any, divided by the aggregate principal balance of the mortgage loans as of the first day of the applicable collection period multiplied by 360 divided by actual number of days.

Excess Interest (1) (2)

Distribution Period	Excess Interest (1)(2)
25-Oct-06	2.17%
25-Nov-06	1.46%
25-Dec-06	1.46%
25-Jan-07	1.46%
25-Feb-07	1.46%
25-Mar-07	1.47%
25-Apr-07	1.46%
25-May-07	1.47%
25-Jun-07	1.46%
25-Jul-07	1.47%
25-Aug-07	1.47%
25-Sep-07	1.47%
25-Oct-07	1.47%
25-Nov-07	1.47%
25-Dec-07	1.47%
25-Jan-08	1.47%
25-Feb-08	1.47%
25-Mar-08	1.48%
25-Apr-08	1.47%
25-May-08	1.47%
25-Jun-08	1.47%
25-Jul-08	1.48%
25-Aug-08	1.48%
25-Sep-08	1.48%
25-Oct-08	1.49%
25-Nov-08	1.49%
25-Dec-08	1.49%
25-Jan-09	1.49%
25-Feb-09	1.49%
25-Mar-09	1.51%
25-Apr-09	1.50%
25-May-09	1.51%
25-Jun-09	1.52%
25-Jul-09	1.55%
25-Aug-09	1.60%
25-Sep-09	1.63%
25-Oct-09	1.68%
25-Nov-09	1.58%
25-Dec-09	1.63%
25-Jan-10	1.58%
25-Feb-10	1.58%
25-Mar-10	1.74%
25-Apr-10	1.58%
25-May-10	1.63%
25-Jun-10	1.58%
25-Jul-10	1.63%
25-Aug-10	1.57%
25-Sep-10	1.58%
25-Oct-10	1.64%
25-Nov-10	1.59%
25-Dec-10	1.65%
25-Jan-11	1.60%
25-Feb-11	1.61%
25-Mar-11	1.78%
25-Apr-11	1.63%
25-May-11	1.69%
25-Jun-11	1.64%
25-Jul-11	1.78%
25-Aug-11	1.90%
25-Sep-11	1.91%
25-Oct-11	2.10%
25-Nov-11	1.92%
25-Dec-11	2.12%
25-Jan-12	1.94%
25-Feb-12	1.95%
25-Mar-12	2.33%
25-Apr-12	1.97%
25-May-12	2.16%
25-Jun-12	1.99%
25-Jul-12	2.18%
25-Aug-12	2.01%
25-Sep-12	2.02%
25-Oct-12	2.22%
25-Nov-12	2.04%
25-Dec-12	2.24%
25-Jan-13	2.07%
25-Feb-13	2.08%
25-Mar-13	2.65%

1.

Based on the following assumptions: a) the Structuring Assumptions, b) the 10% cleanup call is exercised at the earliest possible date, and c) the Pool 1 Mortgage Loans prepay at a speed of 30% CPR

2.

Excess Interest for any Distribution Date is equal to (x) the product of (a) 12 and (b) interest remaining after payment of current interest, divided by (B) the principal balance of the Pool 1 Certificates prior to any distributions of principal on such Distribution Date plus or minus any Net Swap Payments made to or from the swap provider.

Pool 1 Mortgage Loan Statistics

All Collateral Statistics set forth in the tables below and in the proceeding pages are approximate and subject to change based on final collateral

Original Principal Balance-Pool 1

Range of Original Principal Balance ($)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00	90	$7,250,387.38	1.19%	7.447680	703.0	76.61	76.61	2.470	12.672	52
100,000.01 - 200,000.00	430	65,727,747.19	10.79	7.224042	708.6	78.53	78.53	2.394	12.460	52
200,000.01 - 300,000.00	328	80,979,687.65	13.29	7.050891	710.8	78.67	78.67	2.410	12.338	50
300,000.01 - 400,000.00	194	67,065,712.25	11.01	7.030565	715.0	78.04	78.04	2.369	12.239	53
400,000.01 - 500,000.00	229	103,949,245.84	17.06	7.006904	706.9	77.05	77.05	2.302	12.295	51
500,000.01 - 600,000.00	173	95,219,287.35	15.63	6.950678	714.9	77.43	77.43	2.299	12.236	51
600,000.01 - 700,000.00	81	52,550,732.87	8.63	7.047922	701.8	75.00	75.00	2.275	12.381	49
700,000.01 - 800,000.00	43	32,281,279.79	5.30	6.831320	715.3	71.47	71.47	2.276	12.112	51
800,000.01 - 900,000.00	15	12,853,013.39	2.11	7.000316	709.6	73.23	73.23	2.250	12.533	45
900,000.01 - 1,000,000.00	25	23,995,688.48	3.94	7.046846	722.5	67.54	67.54	2.299	12.490	47
1,000,000.01 - 1,100,000.00	6	6,473,742.38	1.06	7.174913	682.6	67.83	67.83	2.250	12.333	53
1,100,000.01 - 1,200,000.00	5	5,784,679.24	0.95	6.604862	743.3	70.91	70.91	2.351	11.605	58
1,200,000.01 - 1,300,000.00	4	5,050,991.45	0.83	7.068425	753.3	72.45	72.45	2.499	12.318	52
1,300,000.01 - 1,400,000.00	5	6,760,022.47	1.11	7.040678	685.8	70.99	70.99	2.474	12.237	54
1,400,000.01 - 1,500,000.00	6	8,910,784.66	1.46	6.984309	735.1	64.63	64.63	2.417	12.153	54
1,500,000.01 - 2,000,000.00	7	11,966,386.07	1.96	7.273672	726.2	71.17	71.17	2.393	12.734	47
2,000,000.01 - 2,500,000.00	4	9,078,152.73	1.49	7.473226	748.9	59.19	59.19	2.436	12.707	52
2,500,000.01 - 3,000,000.00	5	13,276,899.84	2.18	7.329845	708.1	67.55	67.55	2.450	12.520	53
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)As of the Cut-off Date, the average Original Principal Balance of the Mortgage Loans in Pool 1 is expected to be approximately $369,864.

Cut-off Date Stated Principal Balance(1)-Pool 1

Range of Cut-Off Date Stated Principal Balances ($)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0.01 - 100,000.00	90	$7,250,387.38	1.19%	7.447680	703.0	76.61	76.61	2.470	12.672	52
100,000.01 - 200,000.00	431	65,887,747.19	10.82	7.223195	708.7	78.49	78.49	2.394	12.459	52
200,000.01 - 300,000.00	328	80,979,687.65	13.29	7.050891	710.8	78.67	78.67	2.410	12.338	50
300,000.01 - 400,000.00	195	67,462,512.25	11.07	7.036267	715.0	78.14	78.14	2.368	12.243	53
400,000.01 - 500,000.00	231	104,884,193.47	17.22	7.001867	707.5	77.03	77.03	2.301	12.292	51
500,000.01 - 600,000.00	170	94,162,539.72	15.46	6.948777	714.6	77.37	77.37	2.300	12.232	51
600,000.01 - 700,000.00	81	52,550,732.87	8.63	7.047922	701.8	75.00	75.00	2.275	12.381	49
700,000.01 - 800,000.00	42	31,846,279.79	5.23	6.837553	714.3	71.49	71.49	2.276	12.122	51
800,000.01 - 900,000.00	15	12,853,013.39	2.11	7.000316	709.6	73.23	73.23	2.250	12.533	45
900,000.01 - 1,000,000.00	25	23,995,688.48	3.94	7.046846	722.5	67.54	67.54	2.299	12.490	47
1,000,000.01 - 1,100,000.00	6	6,473,742.38	1.06	7.174913	682.6	67.83	67.83	2.250	12.333	53
1,100,000.01 - 1,200,000.00	5	5,784,679.24	0.95	6.604862	743.3	70.91	70.91	2.351	11.605	58
1,200,000.01 - 1,300,000.00	4	5,050,991.45	0.83	7.068425	753.3	72.45	72.45	2.499	12.318	52
1,300,000.01 - 1,400,000.00	5	6,760,022.47	1.11	7.040678	685.8	70.99	70.99	2.474	12.237	54
1,400,000.01 - 1,500,000.00	6	8,910,784.66	1.46	6.984309	735.1	64.63	64.63	2.417	12.153	54
1,500,000.01 - 2,000,000.00	7	11,966,386.07	1.96	7.273672	726.2	71.17	71.17	2.393	12.734	47
2,000,000.01 - 2,500,000.00	4	9,078,152.73	1.49	7.473226	748.9	59.19	59.19	2.436	12.707	52
2,500,000.01 - 3,000,000.00	5	13,276,899.84	2.18	7.329845	708.1	67.55	67.55	2.450	12.520	53
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)As of the Cut-off Date, the average Stated Principal Balance of the Mortgage Loans in Pool 1 is expected to be approximately $369,196.

Current Rate-Pool 1

Range of Current Rate (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
4.501 - 5.000	1	$77,000.00	0.01%	5.000000	669.0	11.00	11.00	2.250	10.000	58
5.001 - 5.500	8	3,127,297.50	0.51	5.398962	737.8	77.73	77.73	2.250	11.063	41
5.501 - 6.000	60	26,825,075.49	4.40	5.867580	720.1	76.20	76.20	2.262	11.234	47
6.001 - 6.500	248	95,116,959.67	15.61	6.376357	724.9	75.47	75.47	2.271	11.748	49
6.501 - 7.000	524	204,804,010.04	33.62	6.800497	709.7	75.74	75.74	2.290	11.988	53
7.001 - 7.500	413	146,225,954.71	24.00	7.317574	708.1	73.78	73.78	2.381	12.582	51
7.501 - 8.000	274	100,541,969.92	16.50	7.756483	711.5	76.48	76.48	2.431	13.093	50
8.001 - 8.500	111	29,926,146.64	4.91	8.284963	702.8	80.40	80.40	2.504	13.708	48
8.501 - 9.000	10	2,386,672.06	0.39	8.655934	667.9	81.72	81.72	2.600	13.656	58
10.001 - 10.500	1	143,355.00	0.02	10.188000	565.0	95.00	95.00	2.250	15.188	57
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)As of the Cut-off Date, the weighted average Current Mortgage Rate of the Mortgage Loans in Pool 1 is expected to be approximately 7.049%.

Original Term (Months)-Pool 1

Original Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
348	1	$560,000.00	0.09%	5.500000	725.0	85.00	85.00	2.250	11.500	35
349	1	133,716.51	0.02	5.750000	712.0	77.50	77.50	2.250	11.750	31
351	1	211,354.59	0.03	5.750000	781.0	81.00	81.00	2.250	11.750	32
360	1,647	608,269,369.93	99.85	7.050823	712.0	75.62	75.62	2.343	12.330	51
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Remaining Term to Maturity(1)-Pool 1

Range of Remaining Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
341 - 345	1	$133,716.51	0.02%	5.750000	712.0	77.50	77.50	2.250	11.750	31
346 - 350	11	4,830,318.39	0.79	5.891443	739.6	81.06	81.06	2.250	11.550	34
351 - 355	35	13,401,828.52	2.20	6.822088	686.8	73.83	73.83	2.327	11.954	51
356 - 360	1,603	590,808,577.61	96.99	7.063555	712.4	75.62	75.62	2.344	12.344	51
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)As of the Cut-off Date, the weighted average Remaining Term to Maturity of the Mortgage Loans in Pool 1 is expected to be approximately 358.

Age-Pool 1

Age (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	15	$11,716,154.69	1.92%	7.501640	704.4	69.79	69.79	2.346	12.891	51
1	284	100,243,658.06	16.46	7.402416	712.0	73.99	73.99	2.512	12.862	48
10	3	1,329,829.75	0.22	5.958470	711.4	78.47	78.47	2.250	11.550	36
11	3	1,039,856.91	0.17	6.080719	744.7	77.54	77.54	2.250	11.470	40
12	1	472,277.14	0.08	6.500000	748.0	90.00	90.00	2.250	11.500	48
13	1	527,000.00	0.09	5.625000	760.0	85.00	85.00	2.250	11.625	23
14	1	690,000.00	0.11	5.625000	764.0	79.00	79.00	2.250	11.625	22
2	899	330,611,842.83	54.27	6.911926	715.6	76.39	76.39	2.319	12.142	52
3	322	127,885,610.37	20.99	7.105508	708.2	74.96	74.96	2.286	12.387	50
4	85	21,122,666.25	3.47	7.277095	695.6	78.93	78.93	2.268	12.463	52
5	16	3,044,347.19	0.50	6.875015	707.6	76.95	76.95	2.328	12.107	49
6	11	5,875,426.52	0.96	7.064459	653.0	74.21	74.21	2.384	12.161	54
7	3	1,067,400.00	0.18	6.461659	693.8	78.88	78.88	2.250	11.462	53
8	3	1,481,121.32	0.24	6.354461	699.2	73.76	73.76	2.250	11.780	42
9	3	2,067,250.00	0.34	6.507090	741.1	65.82	65.82	2.250	11.507	51
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Credit Score(1)-Pool 1

Range of Credit Score	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
1 - 600	4	$3,452,955.84	0.57%	7.099458	590.1	79.52	79.52	2.508	12.240	51
601 - 620	7	1,612,295.99	0.26	7.948202	610.5	80.47	80.47	2.345	13.139	52
621 - 640	59	19,465,626.55	3.20	7.157409	632.3	76.38	76.38	2.315	12.415	51
641 - 660	141	51,326,892.84	8.43	7.308374	651.0	74.57	74.57	2.386	12.677	49
661 - 680	239	91,163,094.05	14.97	7.117034	669.5	75.16	75.16	2.361	12.342	52
681 - 700	307	105,662,685.71	17.35	6.984996	690.5	75.94	75.94	2.325	12.192	53
701 - 720	250	81,857,380.90	13.44	7.015451	710.3	77.25	77.25	2.331	12.321	50
721 - 740	207	79,298,245.23	13.02	6.999640	729.8	76.11	76.11	2.325	12.207	53
741 - 760	169	67,848,267.23	11.14	7.004663	750.5	76.14	76.14	2.329	12.261	51
761 - 780	139	53,585,229.46	8.80	7.112501	769.8	74.35	74.35	2.384	12.496	48
781 - 800	91	37,762,853.67	6.20	6.804683	789.6	74.32	74.32	2.315	12.217	48
801 - 820	37	16,138,913.56	2.65	6.974564	807.1	71.86	71.86	2.340	12.519	45
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

As of the Cut-off Date, the weighted average non-zero Credit Score of the Mortgage Loans in Pool 1 is expected to be approximately 712. See "Description of the Mortgage Pools - The Mortgage Loans" herein.

Original Loan-To-Value Ratios(1)-Pool 1

Range of Original Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
00.01 - 10.00	1	$159,999.23	0.03%	7.250000	716.0	8.00	8.00	2.250	12.250	56
10.01 - 20.00	2	179,000.00	0.03	6.353352	718.0	13.54	13.54	2.535	11.353	59
20.01 - 30.00	12	4,529,318.00	0.74	7.084203	721.3	26.25	26.25	2.294	12.660	44
30.01 - 40.00	10	6,703,621.75	1.10	7.174833	714.3	35.99	35.99	2.360	12.540	49
40.01 - 50.00	27	10,113,321.19	1.66	6.803949	730.3	46.78	46.78	2.339	12.240	48
50.01 - 60.00	49	29,941,201.75	4.92	7.043153	710.3	56.15	56.15	2.353	12.305	52
60.01 - 70.00	148	81,626,239.45	13.40	7.066269	718.4	67.51	67.51	2.336	12.431	49
70.01 - 75.00	130	67,214,315.51	11.03	7.031805	711.1	74.31	74.31	2.304	12.342	50
75.01 - 80.00	1,126	368,386,344.38	60.47	7.018370	710.2	79.75	79.75	2.353	12.268	52
80.01 - 85.00	15	5,642,707.71	0.93	6.724103	708.6	83.93	83.93	2.324	12.238	45
85.01 - 90.00	65	20,510,077.11	3.37	7.401654	712.6	89.86	89.86	2.287	12.667	51
90.01 - 95.00	55	12,226,123.59	2.01	7.614073	708.9	94.52	94.52	2.290	12.770	52
95.01 - 100.00	10	1,942,171.36	0.32	7.181500	752.7	100.00	100.00	2.801	12.464	51
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)As of the Cut-off Date, the weighted average Original Loan-to-Value Ratio of the Mortgage Loans in Pool 1 is expected to be approximately 75.63%.

Original Effective LTV(1)-Pool 1

Range of Original Effective Loan-To-Value Ratios (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
00.01 - 10.00	1	$159,999.23	0.03%	7.250000	716.0	8.00	8.00	2.250	12.250	56
10.01 - 20.00	2	179,000.00	0.03	6.353352	718.0	13.54	13.54	2.535	11.353	59
20.01 - 30.00	12	4,529,318.00	0.74	7.084203	721.3	26.25	26.25	2.294	12.660	44
30.01 - 40.00	10	6,703,621.75	1.10	7.174833	714.3	35.99	35.99	2.360	12.540	49
40.01 - 50.00	27	10,113,321.19	1.66	6.803949	730.3	46.78	46.78	2.339	12.240	48
50.01 - 60.00	49	29,941,201.75	4.92	7.043153	710.3	56.15	56.15	2.353	12.305	52
60.01 - 70.00	148	81,626,239.45	13.40	7.066269	718.4	67.51	67.51	2.336	12.431	49
70.01 - 75.00	130	67,214,315.51	11.03	7.031805	711.1	74.31	74.31	2.304	12.342	50
75.01 - 80.00	1,126	368,386,344.38	60.47	7.018370	710.2	79.75	79.75	2.353	12.268	52
80.01 - 85.00	15	5,642,707.71	0.93	6.724103	708.6	83.93	83.93	2.324	12.238	45
85.01 - 90.00	65	20,510,077.11	3.37	7.401654	712.6	89.86	89.86	2.287	12.667	51
90.01 - 95.00	55	12,226,123.59	2.01	7.614073	708.9	94.52	94.52	2.290	12.770	52
95.01 - 100.00	10	1,942,171.36	0.32	7.181500	752.7	100.00	100.00	2.801	12.464	51
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)As of the Cut-off Date, the weighted average Original Effective Loan-to-Value of the Mortgage Loans in Pool 1 is expected to be approximately 75.63.

Occupancy Type(1)-Pool 1

Occupancy Type	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Primary	1,234	$495,137,311.60	81.28%	6.952578	710.6	75.63	75.63	2.313	12.232	51
Investment	308	76,921,563.22	12.63	7.607562	717.9	76.04	76.04	2.544	12.922	50
Secondary	108	37,115,566.21	6.09	7.172131	718.8	74.69	74.69	2.324	12.399	52
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)Based upon representations of the related borrowers at the time of origination.

Property Type-Pool 1

Property Type	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Single Family	873	$343,262,342.84	56.35%	7.031808	711.9	74.84	74.84	2.334	12.331	51
PUD	381	145,347,542.19	23.86	6.961819	710.9	75.09	75.09	2.333	12.209	52
Condominium	293	88,053,228.61	14.45	7.124472	713.0	78.94	78.94	2.350	12.385	51
2-4 Family	77	26,925,104.61	4.42	7.445313	715.7	77.00	77.00	2.494	12.763	50
Condotel	22	4,277,429.76	0.70	7.414147	716.9	76.61	76.61	2.250	12.579	53
Co-op	4	1,308,793.02	0.21	6.657557	724.5	86.18	86.18	2.250	11.658	58
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Loan Purpose-Pool 1

Loan Purpose	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Purchase	1,123	$373,419,168.50	61.30%	7.078861	716.3	78.71	78.71	2.339	12.321	52
Cash-out	353	161,242,346.98	26.47	7.035773	706.3	69.39	69.39	2.344	12.367	50
Rate / Term Refi	171	73,467,292.04	12.06	6.929918	702.7	73.48	73.48	2.359	12.285	49
Construction to Perm	3	1,045,633.51	0.17	6.593856	734.0	87.73	87.73	2.250	12.594	34
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Loan Documentation-Pool 1

Loan Documentation	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Stated Documentation	671	$208,401,638.69	34.21%	7.149582	701.6	78.09	78.09	2.411	12.423	51
Full	381	136,946,403.57	22.48	6.806219	717.8	76.17	76.17	2.336	12.158	49
Full Asset/Stated Income	257	112,686,614.33	18.50	6.648084	723.8	74.84	74.84	2.260	11.826	54
Asset Verification	113	69,406,235.41	11.39	7.387284	711.1	71.53	71.53	2.336	12.723	50
No Documentation	83	38,370,573.34	6.30	7.400056	710.8	72.09	72.09	2.250	12.752	49
No Ratio	34	19,088,687.89	3.13	7.478481	712.7	70.25	70.25	2.272	12.687	53
No Income Verifier	70	13,734,900.40	2.25	7.732449	725.5	81.83	81.83	2.257	12.797	56
Simply Signature	16	3,844,184.51	0.63	7.327235	704.6	69.82	69.82	2.332	12.727	49
Stated Income/Stated Asset	10	2,662,700.00	0.44	7.395759	715.2	74.83	74.83	2.750	12.571	54
No Income/No Assets Verifier	10	2,630,918.46	0.43	7.728257	678.4	58.38	58.38	2.750	13.270	45
Reduced	5	1,401,584.43	0.23	6.294909	784.2	82.17	82.17	2.571	11.716	33
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Lien-Pool 1

Lien Position	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
First	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Geographic Distribution of Mortgaged Properties(1)-Pool 1

Geographic Location	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Kansas	1	$106,715.86	0.02%	7.500000	714.0	95.00	95.00	2.250	12.500	57
Oklahoma	2	172,200.00	0.03	7.338850	673.2	79.36	79.36	2.250	12.339	57
Iowa	2	195,833.29	0.03	6.627660	707.5	80.00	80.00	2.250	11.628	58
Vermont	1	207,000.00	0.03	7.875000	703.0	90.00	90.00	2.250	12.875	59
Maine	1	245,000.00	0.04	6.500000	728.0	70.00	70.00	2.250	12.500	34
Kentucky	2	320,000.00	0.05	7.400000	720.5	76.73	76.73	2.638	12.625	53
Alaska	2	533,000.00	0.09	6.864916	714.3	62.99	62.99	2.250	12.325	47
Delaware	3	581,481.06	0.10	6.868112	691.1	75.19	75.19	2.324	11.868	57
New Hampshire	3	644,720.00	0.11	7.570161	678.0	81.37	81.37	2.250	12.570	57
Montana	3	752,298.20	0.12	6.777780	733.2	85.33	85.33	2.679	11.969	53
West Virginia	3	754,366.00	0.12	7.003500	678.7	80.00	80.00	2.491	12.698	42
Alabama	6	1,323,050.35	0.22	7.075154	738.2	73.80	73.80	2.250	12.233	53
Wisconsin	4	1,344,786.45	0.22	7.021990	740.1	85.07	85.07	2.250	12.022	58
Louisiana	6	1,372,285.63	0.23	6.299129	752.1	78.41	78.41	2.337	12.244	33
Tennessee	9	1,419,534.10	0.23	6.715360	712.1	83.26	83.26	2.250	11.879	54
New Mexico	5	1,846,828.55	0.30	6.900014	740.4	69.27	69.27	2.250	11.998	55
Indiana	13	2,010,604.92	0.33	6.966208	727.8	79.26	79.26	2.359	12.327	49
District of Columbia	7	2,445,339.18	0.40	6.967398	711.3	79.83	79.83	2.409	12.068	55
Rhode Island	8	3,116,999.99	0.51	7.241418	717.3	65.42	65.42	2.295	12.820	44
Ohio	20	3,333,794.64	0.55	7.406976	708.3	80.48	80.48	2.329	12.635	52
Minnesota	16	3,336,965.61	0.55	6.819238	705.1	79.95	79.95	2.311	12.132	50
South Carolina	17	3,576,133.90	0.59	6.866407	709.4	67.67	67.67	2.288	12.018	54
Missouri	12	4,034,458.36	0.66	7.053672	697.3	74.61	74.61	2.281	12.229	53
Pennsylvania	20	4,781,796.77	0.78	6.896951	706.9	79.16	79.16	2.312	12.153	51
Idaho	12	5,412,400.39	0.89	7.103438	731.4	64.92	64.92	2.410	12.741	42
Michigan	25	5,535,605.31	0.91	7.073658	708.8	71.62	71.62	2.415	12.714	43
Utah	22	5,926,880.13	0.97	7.216536	701.0	80.86	80.86	2.420	12.268	57
Hawaii	16	7,971,442.95	1.31	7.362507	728.7	67.33	67.33	2.367	12.751	48
Connecticut	16	9,620,795.41	1.58	7.267786	701.8	73.05	73.05	2.348	12.431	54
Oregon	31	9,664,355.12	1.59	6.913510	721.3	72.56	72.56	2.361	12.269	49
Texas	64	11,130,059.19	1.83	7.198224	712.9	80.03	80.03	2.329	12.363	51
Colorado	39	12,493,487.59	2.05	7.037114	703.8	76.23	76.23	2.411	12.360	51
Nevada	44	12,678,775.83	2.08	6.992135	720.8	77.97	77.97	2.359	12.115	55
North Carolina	35	12,811,238.91	2.10	7.078943	718.1	77.65	77.65	2.345	12.360	51
Georgia	52	14,013,930.55	2.30	7.006283	713.9	78.24	78.24	2.303	12.189	53
Washington	59	15,377,371.52	2.52	7.279425	714.7	77.90	77.90	2.566	12.743	47
Massachusetts	33	16,168,951.06	2.65	6.861872	729.4	78.11	78.11	2.335	12.215	49
Virginia	65	22,217,173.08	3.65	6.874774	715.2	75.65	75.65	2.373	12.255	49
Maryland	74	24,840,176.08	4.08	7.011491	713.9	77.63	77.63	2.377	12.295	51
Illinois	73	24,943,852.14	4.09	7.124546	712.3	75.92	75.92	2.308	12.460	49
Arizona	83	30,742,414.30	5.05	6.953913	725.4	75.60	75.60	2.298	12.142	53
New Jersey	64	31,474,066.10	5.17	7.036847	720.0	73.60	73.60	2.312	12.352	50
New York	65	34,377,432.66	5.64	7.000378	702.3	73.62	73.62	2.327	12.160	54
Florida	186	58,196,502.99	9.55	7.429215	716.0	76.94	76.94	2.360	12.730	51
California	426	205,122,336.86	33.67	6.962077	705.7	75.23	75.23	2.327	12.236	51
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)As of the Cut off Date, no more than approximately 0.55% of the Pool 1 Mortgage Loans will be secured by Mortgaged Properties in any one postal zip code area.

Original Prepayment Penalty Term-Pool 1

Original Prepayment Penalty Term (Years)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
2-	2	$637,600.00	0.10%	7.330458	735.1	80.00	80.00	2.750	12.330	59
3-	134	30,178,236.19	4.95	7.629594	701.3	76.70	76.70	2.726	13.056	48
1-	39	9,711,420.03	1.59	7.601462	683.4	75.79	75.79	2.664	13.271	41
0-	1,475	568,647,184.81	93.35	7.008073	713.1	75.56	75.56	2.316	12.274	51
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Prepayment Penalty Remaining Term-Pool 1

Range of Prepayment Penalty Remaining Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
less than 1	1,475	$568,647,184.81	93.35%	7.008073	713.1	75.56	75.56	2.316	12.274	51
6 - 10	12	3,405,320.03	0.56	7.781348	678.5	74.24	74.24	2.722	13.663	35
11 - 15	27	6,306,100.00	1.04	7.504323	686.1	76.63	76.63	2.632	13.058	45
21 - 25	2	637,600.00	0.10	7.330458	735.1	80.00	80.00	2.750	12.330	59
26 - 30	1	106,919.08	0.02	7.250000	690.0	77.14	77.14	2.750	13.250	30
31 - 35	133	30,071,317.11	4.94	7.630944	701.4	76.70	76.70	2.726	13.055	48
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Seller-Pool 1

Seller	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
American Home	449	$171,221,560.62	28.11%	6.553991	725.1	76.14	76.14	2.279	11.760	53
Chase Mortgage	359	182,965,753.57	30.04	7.391516	708.6	71.61	71.61	2.304	12.680	51
Countrywide Home Loans	1	251,121.32	0.04	6.000000	697.0	80.25	80.25	2.250	11.000	52
CTX	8	1,641,130.28	0.27	6.300114	730.2	68.78	68.78	2.250	12.300	33
GreenPoint Mortgage	349	89,976,416.41	14.77	7.577505	703.6	77.32	77.32	2.703	13.095	45
HSBC	3	2,465,509.24	0.40	6.593643	769.3	71.86	71.86	2.250	12.594	35
PHH Mortgage	473	157,847,520.98	25.91	6.922954	705.1	78.82	78.82	2.252	12.114	53
US Central	4	1,943,844.18	0.32	5.800087	734.5	77.07	77.07	2.250	11.800	26
Weichert	4	861,584.43	0.14	6.197705	769.3	83.53	83.53	2.772	11.256	33
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Primary Servicer-Pool 1

Primary Servicer	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Chase………………………………………….	820	$356,690,028.90	58.55%	6.981575%	716.8	73.80	73.80	2.293	12.233	52
Countrywide…………………………………..	1	251,121.32	0.04	6.000000	697.0	80.25	80.25	2.250	11.000	52
GreenPoint…………………………………….	349	89,976,416.41	14.77	7.577505	703.6	77.32	77.32	2.703	13.095	45
HSBC………………………………………….	3	2,465,509.24	0.40	6.593643	769.3	71.86	71.86	2.250	12.594	35
PHH…………………………………………...	473	157,847,520.98	25.91	6.922954	705.1	78.82	78.82	2.252	12.114	53
US Central…………………………………….	4	1,943,844.18	0.32	5.800087	734.5	77.07	77.07	2.250	11.800	26
Total…………………………………………...	1,650	$609,174,441.03	100.00%	7.048660%	712.1	75.63	75.63	2.342	12.329	51

PMI Coverage-Pool 1

PMI Coverage	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
N/A	1,507	$569,631,482.58	93.51%	7.024798	712.0	74.56	74.56	2.344	12.307	51
12	12	4,672,687.39	0.77	6.880782	703.6	84.02	84.02	2.340	12.388	46
17	1	191,899.00	0.03	6.875000	702.0	83.43	83.43	2.250	11.875	57
25	59	18,876,561.61	3.10	7.411701	715.9	89.85	89.85	2.283	12.684	51
30	43	10,736,030.17	1.76	7.390029	715.2	93.68	93.68	2.309	12.594	51
35	28	5,065,780.28	0.83	7.817115	701.2	96.92	96.92	2.461	12.925	54
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

PMI Company-Pool 1

PMI Company	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
GE	47	$13,385,995.19	2.20%	7.006583	720.6	90.49	90.49	2.348	12.303	49
MGIC	10	3,925,851.14	0.64	7.437178	703.8	89.91	89.91	2.284	12.697	52
NO	1,507	569,631,482.58	93.51	7.024798	712.0	74.56	74.56	2.344	12.307	51
PMI	7	3,119,317.09	0.51	7.657286	723.8	89.15	89.15	2.424	13.199	45
RDN	11	4,057,184.25	0.67	7.753653	708.0	90.00	90.00	2.368	13.143	46
TGIC	4	822,051.43	0.13	7.397045	707.7	93.79	93.79	2.590	12.468	56
UGI	64	14,232,559.35	2.34	7.581648	705.8	92.52	92.52	2.250	12.718	54
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Interest Only (y/n)-Pool 1

Interest Only	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
Interest-Only	1,396	$531,973,552.73	87.33%	7.042616%	711.8	75.62	75.62	2.337	12.321	51
Non-IO	254	77,200,888.30	12.67	7.090311	714.0	75.71	75.71	2.381	12.388	50
Total	1,650	$609,174,441.03	100.00%	7.048660%	712.1	75.63	75.63	2.342	12.329	51

IO term (orig)-Pool 1

Original Interest-only Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0	254	$77,200,888.30	12.67%	7.090311%	714.0	75.71	75.71	2.381	12.388	50
24	1	690,000.00	0.11	5.625000	764.0	79.00	79.00	2.250	11.625	22
36	28	11,832,009.76	1.94	6.296809	732.0	77.31	77.31	2.250	12.297	32
51	1	650,000.00	0.11	6.250000	680.0	73.69	73.69	2.250	11.250	51
60	140	39,096,883.23	6.42	7.199588	701.9	77.35	77.35	2.250	12.207	56
120	1,226	479,704,659.74	78.75	7.05133	712.0	75.43	75.43	2.346	12.333	51
Total	1,650	$609,174,441.03	100.00%	7.048660%	712.1	75.63	75.63	2.342	12.329	51

IO term remaining-Pool 1

Interest-only Remaining Term (Months)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
0………………………………………………..	254	$77,200,888.30	12.67%	7.090311%	714.0	75.71	75.71	2.381	12.388	50
10………………………………………………	1	690,000.00	0.11	5.625000	764.0	79.00	79.00	2.250	11.625	22
23………………………………………………	1	527,000.00	0.09	5.625000	760.0	85.00	85.00	2.250	11.625	23
26………………………………………………	2	786,844.18	0.13	5.757291	738.6	77.42	77.42	2.250	11.757	26
28………………………………………………	1	630,000.00	0.10	6.000000	708.0	70.00	70.00	2.250	12.000	28
31………………………………………………	3	524,716.51	0.09	6.629999	675.2	69.99	69.99	2.250	12.630	31
32………………………………………………	6	1,632,869.97	0.27	6.391284	711.8	74.72	74.72	2.250	12.391	32
33………………………………………………	6	2,863,937.10	0.47	6.253770	700.0	75.21	75.21	2.250	12.254	33
34………………………………………………	5	1,975,381.00	0.32	6.567601	752.5	86.43	86.43	2.250	12.568	34
35………………………………………………	4	2,891,261.00	0.47	6.374558	769.7	76.10	76.10	2.250	12.375	35
42………………………………………………	1	650,000.00	0.11	6.250000	680.0	73.69	73.69	2.250	11.250	51
48………………………………………………	1	472,277.14	0.08	6.500000	748.0	90.00	90.00	2.250	11.500	48
49………………………………………………	1	124,000.00	0.02	6.375000	721.0	80.00	80.00	2.250	11.375	49
51………………………………………………	2	1,417,250.00	0.23	6.625000	769.1	62.22	62.22	2.250	11.625	51
52………………………………………………	1	600,000.00	0.10	6.875000	691.0	75.00	75.00	2.250	11.875	52
53………………………………………………	3	1,067,400.00	0.18	6.461659	693.8	78.88	78.88	2.250	11.462	53
54………………………………………………	7	2,824,766.32	0.46	7.211530	702.4	68.71	68.71	2.250	12.310	54
55………………………………………………	5	857,955.00	0.14	7.179036	690.4	81.89	81.89	2.250	12.179	55
56………………………………………………	51	10,148,695.74	1.67	7.595869	690.4	79.90	79.90	2.250	12.596	56
57………………………………………………	42	13,182,715.41	2.16	7.193102	698.0	78.24	78.24	2.250	12.193	57
58………………………………………………	27	8,401,823.62	1.38	6.994522	710.8	77.12	77.12	2.250	11.995	58
112……………………………………………	1	251,121.32	0.04	6.000000	697.0	80.25	80.25	2.250	11.000	52
114……………………………………………	1	177,600.00	0.03	6.500000	724.0	80.00	80.00	2.250	11.500	54
115……………………………………………	4	1,051,450.00	0.17	6.553135	764.7	72.72	72.72	2.475	11.553	55
116……………………………………………	20	7,774,565.84	1.28	6.907343	703.6	77.50	77.50	2.281	12.164	50
117……………………………………………	225	100,033,481.92	16.42	7.094123	710.0	74.47	74.47	2.292	12.391	50
118……………………………………………	728	276,886,445.99	45.45	6.906903	714.1	76.30	76.30	2.318	12.133	52
119……………………………………………	234	82,769,839.98	13.59	7.434306	709.3	74.27	74.27	2.511	12.883	48
120……………………………………………	13	10,760,154.69	1.77	7.610428	699.5	69.49	69.49	2.354	12.946	52
Total…...……………………………………….	1,650	$609,174,441.03	100.00%	7.048660%	712.1	75.63	75.63	2.342	12.329	51

Margin(1)-Pool 1

Margin (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
2.250	1,273	$478,046,054.51	78.47%	6.917800	713.0	76.01	76.01	2.250	12.158	52
2.375	1	760,000.00	0.12	6.875000	757.0	80.00	80.00	2.375	11.875	58
2.500	29	41,954,795.46	6.89	7.436642	717.2	67.42	67.42	2.500	12.712	51
2.625	2	1,642,000.00	0.27	6.634287	655.0	77.46	77.46	2.625	11.634	58
2.750	328	83,559,180.33	13.72	7.619670	703.3	77.03	77.03	2.750	13.148	45
2.800	1	239,850.00	0.04	6.800000	673.0	90.00	90.00	2.800	11.800	58
3.000	1	211,000.00	0.03	7.375000	691.0	94.00	94.00	3.000	13.375	34
3.250	9	1,638,618.70	0.27	6.810032	757.4	77.22	77.22	3.250	12.045	52
3.350	3	529,557.85	0.09	6.907727	751.5	100.00	100.00	3.350	12.408	45
3.500	2	390,499.75	0.06	7.236555	763.5	100.00	100.00	3.500	12.723	46
3.875	1	202,884.43	0.03	5.875000	714.0	95.00	95.00	3.875	7.875	33
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)As of the Cut-off Date, the weighted average Margin of the Mortgage Loans in Pool 1 is expected to be approximately 2.342%.

Maximum Mortgage Rate(1)-Pool 1

Range of Maximum Mortgage Rate (%)	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
7.751 - 8.000	1	$202,884.43	0.03%	5.875000	714.0	95.00	95.00	3.875	7.875	33
9.751 - 10.000	1	77,000.00	0.01	5.000000	669.0	11.00	11.00	2.250	10.000	58
10.001 - 10.250	2	528,000.00	0.09	5.250000	688.0	74.75	74.75	2.250	10.250	58
10.251 - 10.500	2	522,348.40	0.09	5.419403	781.9	66.50	66.50	2.250	10.419	58
10.501 - 10.750	8	4,317,800.76	0.71	5.726975	691.6	76.01	76.01	2.250	10.727	58
10.751 - 11.000	25	11,858,226.36	1.95	5.944459	735.3	74.17	74.17	2.250	10.944	57
11.001 - 11.250	35	14,301,931.14	2.35	6.226109	720.6	76.55	76.55	2.250	11.226	57
11.251 - 11.500	137	47,522,303.45	7.80	6.399155	719.0	77.49	77.49	2.274	11.443	56
11.501 - 11.750	215	86,011,134.74	14.12	6.633649	710.5	75.60	75.60	2.275	11.688	56
11.751 - 12.000	239	90,782,407.75	14.90	6.852732	705.7	77.30	77.30	2.279	11.916	56
12.001 - 12.250	186	66,479,663.94	10.91	6.996504	715.0	74.39	74.39	2.297	12.192	53
12.251 - 12.500	202	76,493,999.35	12.56	7.141850	712.2	73.62	73.62	2.349	12.434	51
12.501 - 12.750	163	66,951,215.05	10.99	7.359765	716.5	74.17	74.17	2.356	12.679	50
12.751 - 13.000	121	38,224,780.25	6.27	7.467786	707.3	76.99	76.99	2.412	12.914	47
13.001 - 13.250	91	29,197,335.96	4.79	7.575259	716.6	76.37	76.37	2.468	13.202	43
13.251 - 13.500	83	26,701,569.11	4.38	7.677961	707.6	73.33	73.33	2.484	13.439	39
13.501 - 13.750	63	25,137,213.76	4.13	7.788375	712.9	76.01	76.01	2.497	13.698	36
13.751 - 14.000	33	11,072,064.41	1.82	7.913122	709.0	78.86	78.86	2.510	13.904	32
14.001 - 14.250	25	8,287,688.59	1.36	8.207531	699.1	78.97	78.97	2.545	14.208	33
14.251 - 14.500	17	4,361,518.58	0.72	8.470210	680.0	79.13	79.13	2.672	14.470	35
15.001 - 15.250	1	143,355.00	0.02	10.188000	565.0	95.00	95.00	2.250	15.188	57
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

(1)As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the Mortgage Loans in Pool 1 is expected to be approximately 12.329%.

Index-Pool 1

Index	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
CMT_1YR	1	$202,884.43	0.03%	5.875000	714.0	95.00	95.00	3.875	7.875	33
LIBOR_1YR	1,206	499,149,637.56	81.94	6.929271	713.7	75.25	75.25	2.280	12.176	52
LIBOR_6MO	443	109,821,919.04	18.03	7.593466	704.4	77.29	77.29	2.624	13.032	47
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51

Months To Roll-Pool 1

Months To Roll	Number of Loans	Scheduled Balance	Percent Scheduled Balance	Weighted Average Gross Coupon (%)	Weighted Average FICO Score (Non-zero)	Weighted Average Effective LTV (%)	Weighted Average Original LTV (%)	Weighted Average Margin (%)	Weighted Average Max Rate (%)	Weighted Average Months to Next Rate Adjustment
21	1	$249,844.54	0.04%	6.875000	754.0	80.00	80.00	2.750	12.875	21
22	12	3,462,724.88	0.57	7.031815	704.5	76.45	76.45	2.623	13.032	22
23	14	4,322,300.00	0.71	7.488606	714.9	80.64	80.64	2.689	13.489	23
25	1	405,115.25	0.07	6.250000	792.0	80.00	80.00	2.250	12.250	25
26	2	786,844.18	0.13	5.757291	738.6	77.42	77.42	2.250	11.757	26
28	1	630,000.00	0.10	6.000000	708.0	70.00	70.00	2.250	12.000	28
30	1	106,919.08	0.02	7.250000	690.0	77.14	77.14	2.750	13.250	30
31	4	704,830.98	0.12	6.469007	676.9	68.56	68.56	2.250	12.469	31
32	11	3,918,251.40	0.64	6.715265	711.6	80.24	80.24	2.287	12.715	32
33	75	36,595,373.59	6.01	7.109007	718.8	71.48	71.48	2.319	13.087	33
34	189	73,200,701.81	12.02	6.932540	720.9	74.81	74.81	2.371	12.933	34
35	119	42,238,055.34	6.93	7.244688	717.9	74.65	74.65	2.521	13.245	35
36	8	4,566,654.69	0.75	7.130042	695.9	74.49	74.49	2.250	13.130	36
48	1	472,277.14	0.08	6.500000	748.0	90.00	90.00	2.250	11.500	48
49	2	634,741.66	0.10	5.972678	714.6	75.98	75.98	2.250	10.973	49
50	1	542,985.57	0.09	6.250000	672.0	80.00	80.00	2.250	11.250	50
51	3	2,067,250.00	0.34	6.507090	741.1	65.82	65.82	2.250	11.507	51
52	2	851,121.32	0.14	6.616833	692.8	76.55	76.55	2.250	11.617	52
53	3	1,067,400.00	0.18	6.461659	693.8	78.88	78.88	2.250	11.462	53
54	10	5,768,507.44	0.95	7.061020	652.4	74.15	74.15	2.378	12.140	54
55	12	2,339,516.21	0.38	6.997333	716.8	79.47	79.47	2.351	11.997	55
56	74	17,204,414.85	2.82	7.405050	692.0	78.63	78.63	2.264	12.405	56
57	246	91,040,392.24	14.94	7.104734	703.8	76.34	76.34	2.272	12.105	57
58	699	254,638,416.14	41.80	6.900883	714.3	76.85	76.85	2.300	11.901	58
59	152	54,210,302.72	8.90	7.501160	707.7	73.05	73.05	2.488	12.501	59
60	7	7,149,500.00	1.17	7.738994	709.9	66.79	66.79	2.407	12.739	60
Total	1,650	$609,174,441.03	100.00%	7.048660	712.1	75.63	75.63	2.342	12.329	51